UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Independence Bancshares, Inc.

(Name of Registrant as Specified in Its Charter)

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INDEPENDENCE BANCSHARES, INC.
500 East Washington Street
Greenville, South Carolina 29601

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

We cordially invite you to attend the 2013 Annual Meeting of Shareholders of Independence Bancshares, Inc. (the “Company”), the holding company for Independence National Bank (the “Bank”). At the meeting, we will report on our performance in 2012 and answer your questions. In addition, you are invited to join us for a small reception immediately following the meeting. We hope that you can attend the meeting and reception and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 15, 2013, at The Poinsett Club, 807 East Washington Street, Greenville, South Carolina at 4:00 p.m. for the following purposes:

1.	To elect seven nominees to serve on our board of directors;

2.	To ratify the appointment of Elliott Davis, our independent registered public accounting firm;

3.	To approve an amendment to Article Three of our Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares (the “Amendment”);

4.	To approve the Independence Bancshares, Inc. 2013 Equity Incentive Plan (the “2013 Incentive Plan”);

5.	To approve the compensation of our named executive officers (this is a non-binding, advisory vote) (“Say-on-Pay”);

6.	To approve a non-binding resolution to determine whether shareholders should vote on Say-on-Pay proposals every one, two, or three years (“Say-on-Frequency”);

7.	To grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the meeting to adopt the Amendment (the “Adjournment Proposal”); and

8.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning share of our common stock at the close of business on March 26, 2013 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company’s offices prior to the meeting. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at the meeting.

Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the board of directors,

Gordon A. Baird, Chief Executive Officer

Greenville, South Carolina
March 28, 2013

INDEPENDENCE BANCSHARES, INC.
500 East Washington Street
Greenville, South Carolina 29601

Proxy Statement for Annual Meeting of
Shareholders to be Held on May 15, 2013

Our board of directors is soliciting proxies for the 2013 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about March 28, 2013.

Voting Information

The board of directors set March 26, 2013 as the record date for the meeting. Shareholders owning shares of our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share of common stock entitled to one vote. As of the close of business on the record date, there were 19,733,760 shares of common stock outstanding, which were held by approximately 620 shareholders of record. If you are a shareholder of record who wishes to vote at the meeting, you may do so by delivering your proxy card in person at the meeting. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented at the meeting. Upon the establishment of a quorum, if the shareholders approve the Adjournment Proposal, the chairperson of the meeting shall have the authority to adjourn the meeting at his discretion, including, if necessary, to solicit additional proxies in the event that there are not sufficient affirmative votes at the time of the meeting to adopt the Amendment. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Company’s bylaws. If the meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, and place are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed because the meeting is adjourned to a date more than 120 days after the date of the meeting, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

If a quorum is present at the meeting:

•	The directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors, which means that the nominees receiving the highest number of votes will be elected as directors up to the maximum number of directors to be elected at the meeting.

•	The appointment of our independent registered public accounting firm will be ratified if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted against the matter.

•	Approval of the Amendment will require the affirmative vote of the holders of two-thirds of our outstanding shares of common stock as of the record date.

•	Approval of the 2013 Equity Incentive Plan will require that the number of shares of common stock voted in favor of the matter exceeds the number of shares voted against the matter.

•	The Say-on-Pay proposal will be considered resolved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. This is an advisory vote and will not be binding upon our board of directors. However, the board of directors and the compensation/nominating committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•	The frequency of the advisory vote on the non-binding resolution to approve the compensation of our named executive officers receiving the greatest number of votes (either every three years, every two years, or every year) will be the frequency that our shareholders recommend.

•	Approval of the Adjournment proposal will require that the number of shares of common stock voted in favor of the matter exceeds the number of shares voted against the matter.

As of the record date, our directors and executive officers owned approximately 32% of our outstanding shares, and they have indicated that they intend to vote their shares “FOR” the election to the board of directors of all nominees listed below under “Election of Directors,” “FOR” the ratification of Elliott Davis, LLC as our independent registered public accounting firm for 2013, “FOR” the Amendment, “FOR” the 2013 Incentive Plan, , “FOR” the non-binding resolution to approve the compensation of the Company’s named executive officers, “FOR” the non-binding resolution to approve the frequency of future executive compensation votes to be every three years, and “FOR” the Adjournment Proposal.

When you sign the proxy card, you appoint Gordon A. Baird and H. Neel Hipp, Jr. as your representatives at the meeting. Mr. Baird and Mr. Hipp will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Baird and Mr. Hipp will vote your proxy “FOR” the election to the board of directors of all nominees listed below under “Election of Directors,” “FOR” the ratification of Elliott Davis, LLC as our independent registered public accounting firm for 2013, “FOR” the Amendment, “FOR” the 2013 Incentive Plan, “FOR” the non-binding resolution to approve the compensation of the Company’s named executive officers, “FOR” the non-binding resolution to approve the frequency of future executive compensation votes to be every three years, and “FOR” the Adjournment Proposal. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Baird and Mr. Hipp will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Abstentions or a shareholder of record’s failure to vote at the meeting or otherwise to execute and return a proxy card will have the same effect as a vote “AGAINST” the Amendment but will have no effect on the outcome of the other proposals.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker, bank or other nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank or other nominee how to vote these shares.

If you hold your shares in street name, it is critical that you cast your vote. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors or on certain other matters, including executive compensation matters, your broker, bank or other nominee was allowed to vote those shares on your behalf as they felt appropriate. However, new regulations now prohibit your broker, bank or other nominee from voting uninstructed shares on a discretionary basis for the proposal for election of directors and for certain other matters, including executive compensation matters. Thus, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote at the meeting, no votes will be cast on your behalf for the nominees for directors, for the Amendment, for the Say-on-Pay proposal, for the Say-on-Frequency proposal, or for the 2013 Incentive Plan. Brokers, banks or other nominees will have discretionary authority to vote in favor of or against the ratification our independent registered public accounting firm and for the Adjournment Proposal. Proxies that brokers do not vote on some proposals but that they do vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. Broker non-votes will have the same effect as votes “AGAINST” the Amendment but will have no effect on the outcome of the other proposals.

Important Notice of Internet Availability. The proxy statement and 2012 Annual Report on Form 10-K are available to the public for viewing on the internet at http://www.cfpproxy.com/5292.

In addition, the above items and other Securities and Exchange Commission (“SEC”) filings are also available to the public on the SEC’s website on the internet at www.sec.gov. Upon written or oral request by any shareholder, we will deliver a copy of our Annual Report on Form 10-K. In addition, upon written or oral request, we will promptly deliver a copy of this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Alternatively, if you are sharing an address with other shareholders and are receiving multiple copies of our Annual Report on Form 10-K or this proxy statement, you may request a single copy be sent to your shared address, if you prefer. Please contact us at Independence Bancshares, Inc., 500 East Washington Street, Greenville, South Carolina 29601, or (864) 672-1776 for any such request.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

As permitted by the Company’s bylaws, in March 2013 our board of directors approved the reduction of the size of the Company’s board of directors to seven members, effective as of the 2013 Annual Meeting of Shareholders. Accordingly, our board of directors will submit to the shareholders for their vote at the meeting a slate of directors comprised of the following seven nominees, who, if elected and following the receipt of any necessary regulatory approvals, will serve a one-year term, expiring at the 2014 annual meeting of shareholders. The nominees are:

Gordon A. Baird	A. Alexander McLean, III
Alvin G. Hageman*	Keith Stock*
John B. Helmers*	Robert B. Willumstad*
H. Neel Hipp, Jr.
* Subject to regulatory approval.

The directors will be elected by a plurality of the votes cast at the meeting, which means that that the seven nominees receiving the highest number of votes will be elected. If elected, Messrs. Baird, Hipp, and McLean (the “Incumbent Directors”) will immediately become members of the board of directors. If elected, Messrs. Hageman, Helmers, Stock, and Willumstad will join the board of directors upon receipt of regulatory approval, with Mr. Willumstad to also serve as chairman of the board of directors. With the exception of Messrs. Hipp, and McLean, who currently serve on the Bank’s board of directors, the nominees do not serve on the Bank’s board of directors.

With the exception of the Incumbent Directors, the current members of the Company’s board of directors whose terms expire at the meeting will not stand for re-election. Each of them, however, will continue to serve on the board of directors of the Bank following the meeting.

The board of directors recommends that you vote “FOR” each of the nominees listed above as directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Baird and Mr. Hipp will vote your proxy to elect the nominees. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Baird and Mr. Hipp will vote instead for a replacement to be recommended by the board of directors, assuming that a replacement is recommended by the board of directors and that the board of directors does not elect to have less than seven directors, unless you specifically instruct otherwise in the proxy.

Set forth below is certain information about the nominees including their age, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the board’s conclusion that such person should serve as a director for the Company.

Gordon A. Baird, 44, director and the Company’s chief executive officer, has had an extensive career in banking and financial services, as well as in building new financial services businesses. Prior to joining our Company in December 2012, Mr. Baird served as an operating advisor to Thomas H. Lee Partners from January 2011 through October 2012. From 2003 to 2011, he served as chief executive officer and partner of Paramax Capital Group, LLC, a private capital, advisory and asset finance company focused exclusively on the financial services sector. Previously, he was a Director in the Financial Institutions Group at Citigroup Global Markets and Assistant Vice President, Product Manager at State Street Bank & Trust Company in Boston, MA. Mr. Baird is also currently Director and Chairman of the Audit Committee of the Macquarie Global Infrastructure Fund, a NYSE-listed closed-end mutual fund. Mr. Baird is a Chartered Financial Analyst and member of the New York Security Analyst Society and holds a B.S. in economics from Emory University.

Mr. Baird’s extensive knowledge of transaction services banks led the board to conclude that he should serve as a director as the Company explores the expansion of its business model.

H. Neel Hipp, Jr., 61, director and chairman of the board, is the former vice president of Liberty Corporation and Liberty Life Insurance Company with over 29 years of experience with the Liberty companies. He is the current owner of Hipp Investments, LLC, which he founded in 1998. Mr. Hipp was a founder and a director of Greenville Financial Corporation and Greenville National Bank. He received his B.A. in economics from Furman University, his M.B.A. from the University of North Carolina, Chapel Hill, and he also attended the Harvard Business School Program for Management Development. Mr. Hipp is actively involved in the community. He currently serves on the board of the Aircraft Owners and Pilots Association of Frederick, Maryland and the board of the South Carolina Historical Society. Mr. Hipp was appointed chairman of the South Carolina Aeronautics Commission in 2006 by Governor Sanford. He has served as a member of the South Carolina Chamber of Commerce, the Greenville Downtown Airport Commission (chair), the Greenville County United Way, and the Furman University board of trustees. Mr. Hipp’s extensive business experience in a regulated industry, his past experience in the banking industry, including service as a bank director, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

A. Alexander McLean, III, 61, director, is chairman and chief executive officer of World Acceptance Corporation, a national consumer finance company. Mr. McLean has held various positions with World Acceptance Corporation, including chief financial officer, during his service with the company beginning in 1989. Prior to joining World Acceptance Corporation, he worked in banking for six years and public accounting for four years. Mr. McLean received his B.S. in economics from Davidson College and a Masters of Accountancy from University of South Carolina School of Business. He currently resides in Greenville, South Carolina and is active in various community organizations. Mr. McLean’s extensive business experience in the financial services industry, particularly his financial expertise in public company reporting, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Alvin G. Hageman, 70, director nominee, is currently Co-Chief Investment Officer and Partner of MPIB Holdings, LLC (“MPIB”), a company he formed in 2011 with Mr. Baird to develop proprietary software that will support transaction services banks. From 2003 to 2011, he served as Co-Chief Investment Officer and Partner of Paramax Capital Group, LLC, a private capital, advisory and asset finance company focused exclusively on the financial services sector. Prior to that role, Mr. Hageman spent 25 years at Citigroup managing multiple Citigroup regional offices and ultimately co-headed the Global Securitization, Asset-backed and Mortgage Group, managing 300 professional employees located in New York, London, Tokyo, and Hong Kong. Mr. Hageman has extensive experience with all asset-backed sectors, including credit cards, auto loans, student loans, equipment loans and leases, and foreign and domestic trade receivables. Mr. Hageman holds a B.A., from Williams College and a M.B.A. from Harvard Business School. Mr. Hageman also previously served on the boards of directors of American Honda Receivables Corp. and American Honda Receivables Corp. II, companies which arranged consumer financing facilities for Honda Motor Corporation. Mr. Hageman’s extensive knowledge of transaction services banks led the board to conclude that he should serve as a director as the Company explores the expansion of its business model.

John B. Helmers, 48, director nominee, is currently principal and chief investment officer of Swiftwater Capital Management, LP (founded in 2004) and its associated company LFC Partners, LLC (founded in 2011). These entities manage equity-based, macro, and commodity investment portfolios. From 2004 through 2007, Mr. Helmers actively managed the Swiftwater Capital portfolio, and in 2008, he joined Citadel Investment Group to manage a macro investment portfolio until early 2010, when he returned to Swiftwater Capital. Prior to forming Swiftwater Capital, Mr. Helmers worked with Satoha, a start-up equity fund, and for six years at Tudor Investment Corporation as a portfolio manager. From 1992 through 1997, Mr. Helmers ran the Goldman Sachs Commodity Index (GSCI) business as a vice president in the J.Aron division of Goldman Sachs. He began his career in 1987 as a fixed income trader at J.P. Morgan Securities, after graduating with honors with a BSE in Engineering from Princeton University in 1987. Mr. Helmers’ extensive investment and financial services experience, as well as his ties to the Greenville community, led the board to conclude that he should serve as a director.

Keith Stock, 60, director nominee, is a managing director and head of Financial Institutions Investment Banking for C&Co/PrinceRidge, LLC, an investment banking company, a position he has held since November 2012. In addition, since February 2011, he also serves as senior executive advisor with The Brookside Group, a private investment group, and senior managing director of First Financial Investors, Inc., a private investment firm focused on the financial services sector. Previously, from March 2009 until February 2011, Mr. Stock served as chief strategy officer and member of the Office of the CEO at TIAA-CREF and, from 2004 until May 2008, as president of MasterCard Advisors, LLC, a unit of MasterCard Worldwide. He was a member of the MasterCard Operating Committee and Management Council. Prior to that, Mr. Stock served as chairman and chief executive officer of St. Louis Bank, FSB, chairman of Treasury Bank Ltd., and as a director of Severn Bancorp, Inc. He has also held global management roles with AT Kearney, Capgemini, Ernst & Young and McKinsey & Company after beginning his career with Bank of New York Mellon. He is a director of the Foreign Policy Association, a member of the Economic Club of New York and on the Advisory Board of the Institute for Ethical Leadership at Rutgers University Business School. He is a graduate of Princeton University and received his MBA from The University of Pennsylvania Wharton School. Mr. Stock’s prior service as an executive officer and director of other banks, as well as his extensive payments services experience with MasterCard, led the board to conclude that he should serve as a director as the Company explores the expansion of its business model.

Robert B. Willumstad, 67, director nominee, has over 35 years of experience in the banking and financial services industry, and he presently serves as a partner with Brysam Global Partners, a specialty private equity firm that focuses in financial services, which he co-founded in 2005. Mr. Willumstad also previously served as the chairman, and briefly as chief executive officer, of American International Group until 2008. Prior to that, he held positions as president and chief operating officer, as well as a director, at Citigroup. Mr. Willumstad also served for over 20 years with Chemical Bank in various capacities of operations, retail banking and computer systems. Mr. Willumstad’s extensive banking and financial services experience led the board to conclude that he should serve as a director and as chairman of the board of directors.

The board of directors unanimously recommends a vote “FOR” each of these nominees.

Family relationships. Two of our current directors, Charles D. Walters and Roger W. Walters are brothers, and Vivian L. Wong, also a current director, is the sister-in-law of one of our organizers, Paul P. Lam. There are no other family relationships among our directors, executive officers, or director nominees.

Additional information is set forth below regarding other officers of our Company and our Bank:

Lawrence R. Miller, 66, serves as the Bank’s president and chief executive officer. Mr. Miller also served as the Company’s president and chief executive officer until December 31, 2012. He has over 40 years of banking experience, having held various positions in the banking industry since November 1971. He was most recently market chief executive officer for SouthTrust Bank from 1995 until he retired in March 2004. In June 2004, he joined our Bank. While with SouthTrust Bank, Mr. Miller successfully opened seven offices in 10 years. He has lived in Upstate South Carolina for over 40 years and has been actively involved in the community and its future planning. He serves as a trustee for the College of Charleston and is past board chairman of Christ School, Arden, North Carolina. Mr. Miller is also a member of the South Carolina Bankers Association Council and is a board member of the South Carolina Bankers Association. He has served on both the economic development board of the Greenville Chamber of Commerce and the board of directors of the Greer Chamber of Commerce. Mr. Miller graduated from Newberry College, from the School of Banking of the South at Louisiana State University, and from the National Commercial Lending Graduate School at the University of Oklahoma. Mr. Miller currently serves on the Company’s and the Bank’s board of directors. Although he is not standing for re-election to the Company’s board of directors at the Annual Meeting, Mr. Miller will continue to serve as a director of the Bank.

Martha L. Long, 54, has served as the Bank’s chief financial officer since 2012. Ms. Long previously assisted the Bank with financial accounting matters as an independent contractor beginning in June 2011. She has over 31 years of experience in various senior financial officer roles. Prior to her work with the Bank, Ms. Long served in various accounting capacities, including most recently working for her own CPA firm from 2009 through 2012. Prior to that, she served as Senior Vice President for AIMCO, a publicly held real estate investment trust from 1998 to 2009 in various financial capacities. She has also served as Senior Vice President and Controller for two SEC-registered companies, The First Savings Bank and Insignia Financial Group, Inc., an owner and operator of multi-family housing facilities. Ms. Long is a graduate of Bob Jones University with a degree in Accounting and is a certified public accountant in South Carolina.

Schaefer M. Carpenter, 48, has served as our executive vice president and retail banking director since 2005. He has over 25 years of banking experience in the Greenville market. He previously served as vice president and branch manager for SouthTrust Bank in Greenville, South Carolina, a position he held from 1999 to 2004. Prior to his employment with SouthTrust, Mr. Carpenter served as an auditor, credit analyst and branch manager for Central Carolina Bank and as a state bank examiner for the South Carolina State Board of Financial Institutions. A native of Greenville, South Carolina, Mr. Carpenter received his B.S. in finance from the University of South Carolina and is a graduate of the South Carolina Bankers School.

E. Fred Moore, 54, has served as our executive vice president and chief credit officer since 2006. He previously served as a senior vice president of risk management for First National Bank of the South in Spartanburg, South Carolina. He has almost 30 years of experience in administrative banking and finance, including credit administration and internal audit. Mr. Moore was previously employed with American Federal as a senior credit analyst until November 2000, when he resigned to join First National Bank of the South. He graduated from University of South Carolina in 1982 where he received his B.A. in business economics.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 20, 2013, the audit committee of the board of directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2013. Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Elliott Davis, LLC, the audit committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of us and our shareholders. We expect that a representative of Elliott Davis, LLC will attend the meeting and will be available to respond to appropriate questions from shareholders.

The board unanimously recommends a vote “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2013.

If a quorum exists, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

PROPOSAL NO. 3:
AMENDMENT OF ARTICLE THREE OF OUR ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK FROM 100,000,000 SHARES TO 300,000,000 SHARES

General Description

We are seeking to increase the number of authorized shares of common stock because past financings have reduced the amount of shares available for use in the future. For example, on December 31, 2012, we issued 17,648,750 shares of common stock for gross proceeds of approximately $14.1 million (the “Private Placement”). On March 27, 2013, our board of directors adopted a resolution recommending that the shareholders approve an amendment to our Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares. The board of directors believes that it is desirable to increase the number of authorized shares of common stock in order to ensure that the Company has a sufficient number of authorized but unissued shares of common stock available to take advantage of favorable market conditions for the sale of additional common stock, future acquisitions of the properties or securities of other companies, and issuances of stock pursuant to employee benefit plans, as well as stock dividends, stock splits and other general corporate purposes.

The board of directors has no current plans, proposals, understandings, or arrangements for the issuance of any of the additional common stock that would be authorized by this proposed amendment to the Company’s Articles. If the shareholders approve the Amendment, then the Articles of Incorporation will be amended to increase the number of authorized shares of common stock to 300,000,000 shares. The Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of South Carolina. The proposed amendment to Article Three of the Articles of Incorporation is set forth as Appendix A to this proxy statement. The board of directors has sole discretion to issue additional shares of common stock from time to time for any corporate purpose without further action by the Company’s shareholders, except as may be required by law or the rules of any applicable exchange.

Anti-Takeover Effect

Although the increase in the authorized number of shares of common stock could have possible anti-takeover effects, the proposed increase is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means, nor is it part of any plan by our board of directors to implement any anti-takeover measures. However, these authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then-outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors, although perceived to be desirable by some shareholders.

Our shareholders do not have preemptive rights. Therefore, if we decide to issue additional shares of common stock, our board of directors would have the discretion to determine to whom we offer these additional shares and the stockholders would not receive rights of first offer to purchase these shares. Except for a stock split or stock dividend, issuances of voting common shares will dilute the voting power and ownership of our existing shareholders, and, depending on the price at which the shares are issued, an issuance of common stock may reduce the per share book value of the Company’s common stock. Furthermore, under South Carolina law and our Articles of Incorporation, shareholders do not have dissenter’s rights or appraisal rights with respect to any proposed increase in authorized shares of our common stock. If this amendment is approved and we are authorized to issue additional shares of common stock, the board of directors will determine whether, when, and on what terms to issue the additional shares of common stock without further action by our shareholders, unless shareholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction.

Principal Effects on Outstanding Common Stock

If the Amendment is approved and filed with the Secretary of State of the State of South Carolina, the additional authorized shares of common stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the board of directors may determine without further shareholder approval, except to the extent that shareholder approval is required by applicable laws, rules or regulations. The authorization of additional shares of common stock will not, by itself, have any effect on the rights of present shareholders. The additional 150,000,000 shares to be authorized will be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding.

The following table illustrates the effect the Amendment would have on the number of shares of common stock available for issuance.

	As of December 31, 2012	If the Amendment is Adopted
Shares of common stock authorized	100,000,000	300,000,000
Shares of common stock issued and outstanding	19,733,760	19,733,760
Shares of common stock reserved for issuance[1]	5,270,940	5,270,940
Shares of common stock available for future issuance	74,920,300	274,920,300

[1]	Reserved for issuance under stock warrants (337,500) or current or future equity awards (4,933,440).

Current Capitalization of the Company

General.  The authorized capital stock of the Company consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The following summary describes the material terms of the Company’s capital stock.

Common Stock.  Holders of shares of the common stock are entitled to receive such dividends as may from time to time be declared by the board of directors out of funds legally available for distribution. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Shareholders have no preemptive, conversion, redemption, or sinking fund rights. In the event of a liquidation, dissolution, or winding-up of the Company, holders of common stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preferred stock. The outstanding shares of common stock are, and the shares of common stock offered by the Company when issued will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to any classes or series of preferred stock that the Company may issue in the future.

Preferred Stock.  The Company’s Articles of Incorporation provide that the board of directors is authorized, without further action by the holders of the common stock, to provide for the issuance of shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and relative, participating, optional and other rights, qualifications, limitations, and restrictions, including the dividend rate, conversion rights, voting rights, redemption price, and liquidation preference, and to fix the number of shares to be included in any such classes or series. Any preferred stock so issued may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up, or both. In addition, any such shares of preferred stock may have class or series voting rights. Issuances of preferred stock, while providing the Company with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of common stock. For example, the issuance of any preferred stock with voting or conversion rights may adversely affect the voting power of the holders of common stock, and such issuances could have the effect of decreasing the market price of the common stock. We do not currently have any shares of preferred stock outstanding.

Anti-takeover Effects.  The provisions of the articles, the bylaws, and South Carolina law summarized in the following paragraphs may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of management more difficult.

Control Share Act.  Our Company has specifically elected to opt out of a provision of South Carolina law that may deter or frustrate unsolicited attempts to acquire South Carolina corporations. This statute, commonly referred to as the “Control Share Act,” applies to public corporations organized in South Carolina, unless the corporation specifically elects to opt out. The Control Share Act generally provides that shares of a public corporation acquired in excess of specific thresholds will not possess any voting rights unless the voting rights are approved by a majority vote of the corporation’s disinterested shareholders.

Authorized but Unissued Stock.  The authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future private or public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons aligned with current management, which could render more difficult or discourage any attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Number of Directors.  Our bylaws provide that the number of directors shall be fixed from time to time by resolution by at least a majority of the directors then in office, but may not consist of fewer than five nor more than 25 members. Currently, we have 15 directors.

Number, Term, and Removal of Directors.  We currently have 15 directors, but our bylaws authorize this number to be increased or decreased by our board of directors. Our directors are elected to one year terms by a plurality vote of our shareholders. Our bylaws provide that our shareholders may remove a director with or without cause by a majority vote of those entitled to vote in an election of directors. Our bylaws provide that all vacancies on our board may be filled by a majority of the remaining directors for the unexpired term.

Advance Notice Requirements for Shareholder Proposals and Director Nominations.  Our bylaws establish advance notice procedures with regard to shareholder proposals and the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. These procedures provide that the notice of shareholder proposals must be in writing and delivered to our secretary no earlier than 30 days and no later than 60 days in advance of the Annual Meeting. Shareholder nominations for the election of directors must be made in writing and delivered to our secretary no later than 90 days prior to the Annual Meeting, and in the case of election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of the meeting is first given to shareholders. We may reject a shareholder proposal or nomination that is not made in accordance with such procedures.

Nomination Requirements.  Pursuant to our bylaws, we have established nomination requirements for an individual to be elected as a director, including that the nominating party provide (i) notice that such party intends to nominate the proposed director; (ii) the name of and biographical information on the nominee; and (iii) a statement that the nominee has consented to the nomination. The chairman of any shareholders’ meeting may, for good cause shown, waive the operation of these provisions. These provisions could reduce the likelihood that a third party would nominate and elect individuals to serve on the board of directors.

Authority of the Board of Directors to Issue Common Stock

If the Amendment is approved by the affirmative vote of two-thirds of the shares of common stock outstanding on the record date, the Amendment will become effective if, and when, Articles of Amendment effecting such Amendment are filed by the Company with the Secretary of State of South Carolina. Approval of the Amendment by the shareholders will not require that the Articles of Amendment be filed, and our board of directors may decide to delay the filing of the Amendment or abandon and not file the Amendment after shareholder approval.

The board of directors has expressly conditioned its submission of the Amendment to a vote by the Company’s shareholders on the board’s right to delay the filing of the Amendment or to abandon and not file the Amendment after shareholder approval. The board would make any such decision to delay or abandon the filing of the Amendment in the exercise of its fiduciary duties and based on the facts and circumstances known to the board of directors at the time of its decision(s).

The full text of the proposed amendment to our Articles of Incorporation is attached to this proxy statement as Appendix A.

The board unanimously recommends that shareholders vote “FOR” the Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock.

PROPOSAL NO. 4:
APPROVAL OF THE INDEPENDENCE BANCSHARES, INC. 2013 EQUITY INCENTIVE PLAN

On February 27, 2013, our board of directors adopted the 2013 Equity Incentive Plan, which is an omnibus equity incentive plan that provides for the granting of various types of equity compensation awards, including stock options, restricted stock, stock appreciation rights to officers, directors, employees, consultants, or advisors of the Company or any subsidiary, such as the Bank.

The board of directors has no specific plans, proposals, understandings, or arrangements for the granting of any equity compensation awards under the 2013 Equity Incentive Plan. A total of 2,466,720 shares of common stock have been reserved for the issuance of awards under the 2013 Equity Incentive Plan, subject to the anti-dilution provisions of the 2013 Equity Incentive Plan. The 2013 Equity Incentive Plan also includes an evergreen provision that provides that the number of shares of common stock available for issuance under the 2013 Equity Incentive Plan will automatically increase each time the Company issues additional shares of common stock such that the number of shares available for issuance under the 2013 Equity Incentive Plan (plus any shares reserved under the Company’s 2005 Stock Incentive Plan) shall continue to equal 20% of the Company’s total outstanding shares, assuming all shares under the 2005 Stock Incentive Plan and the 2013 Equity Incentive Plan are exercised.

The following summary of the material features of the 2013 Equity Incentive Plan is qualified in its entirety by reference to the copy of the 2013 Equity Incentive Plan, which is attached as Appendix B to this proxy statement and is incorporated by reference into this summary.

Purpose of the 2013 Equity Incentive Plan

We believe that it is desirable to have the ability to attract personnel and to encourage and reward exceptional performance by employees through awards that encourage stock ownership and proprietary interest in the Company. By providing employees with additional incentive and reward opportunities, our board of directors believes that the 2013 Equity Incentive Plan will provide incentives to such employees to increase shareholder value and therefore further align the interests of the employees with those of the shareholders to benefit all shareholders of the Company. We also believe that the 2013 Equity Incentive Plan is designed to reward our named executive officers for the achievement of strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Administration of the 2013 Equity Incentive Plan

The 2013 Equity Incentive Plan provides that it is to be administered by the board of directors, the compensation/nominating committee of the board of directors, or any other committee appointed by the board of directors to administer the 2013 Equity Incentive Plan. Any such committee shall be comprised of three or more “outside” directors, within the meaning of section 162(m) of the Internal Revenue Code of 1986 (the “Code”), who are also “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and “independent directors” as defined by NASDAQ Listing Rule 5605(a)(2). The board of directors will act as the administrator of the 2013 Equity Incentive Plan until further notice is given. The board of directors will administer the 2013 Equity Incentive Plan and will have sole authority, in its discretion, to determine which officers, directors, employees, consultants, or advisors of the Company or any subsidiary, such as the Bank, will receive awards under the 2013 Equity Incentive Plan, the number of shares of common stock to be subject to each award, and the forfeiture restrictions (as defined below) for each award. The board of directors will have such additional powers delegated to it under the 2013 Equity Incentive Plan, including the power to construe the 2013 Equity Incentive Plan and the award agreements executed with recipients of awards thereunder and to determine the terms, restrictions, and provisions of each agreement. The board of directors may also correct any defect or supply any omission or reconcile any inconsistency in the 2013 Equity Incentive Plan or in any award agreement in the manner and to the extent it would deem expedient to carry it into effect. The determinations of the board of directors on these matters will be conclusive.

Material Terms of the Plan and Shares Subject to the Plan

The 2013 Equity Incentive Plan provides for awards of stock options, restricted stock, restricted stock units, stock appreciation rights, performance awards, cash awards, performance units, phantom stock, dividend equivalents, or other similar rights to purchase or acquire shares of our common stock. At this time, the 2013 Equity Incentive Plan defines only the material terms of the stock option and restricted stock components, and we presently intend to only utilize those components.

The 2013 Equity Incentive Plan requires that stock options be issued at or above the fair market value per share on the date of grant. Stock options granted to participants under the 2013 Equity Incentive Plan may be either incentive stock options (ISOs) under the provisions of Section 422 of the Code, or options that are not subject to the provisions of Section 422 of the Code (Nonqualified Stock Options, or NQSOs). Stock options entitle the recipient to purchase shares of common stock at the exercise price specified in the award agreement. The administrator at its discretion determines the number of option shares, the term of the option, the exercise price (subject to the minimum price described above), the vesting schedule and performance conditions (if any), and any other terms and conditions. In the case of 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to each of these requirements may be made for options that the Company may grant in substitution for options held by employees of companies that the Company acquires. In such a case, the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The board of directors will determine the periods during which the options will be exercisable. However, no option will be exercisable more than 10 years after the date of grant. Payment of the exercise price of any option may be made in cash or cash equivalent, as determined by the board of directors, to the extent permitted by law (1) by means of any cashless exercise procedure approved by the board of directors, (2) by delivering shares of common stock already owned by the option holder, (3) by such other method as the board of directors may determine, or (4) any combination of the foregoing.

Restricted stock consists of shares of common stock which are granted to the participant, subject to certain restrictions against disposition and certain obligations to forfeit such shares to the Company under certain circumstances. The restrictions, which may be different for each award, will be determined by the board of directors in its sole discretion.

Restricted stock awarded under the 2013 Equity Incentive Plan will be represented by either a stock certificate issued in respect of such award or a book entry registered in the name of the participant. Unless otherwise provided in an agreement, the participant will have the right to receive dividends, if any, with respect to such shares of restricted stock, to vote such shares, and to enjoy all other shareholder rights, except that the participant may not sell, transfer, pledge or otherwise dispose of the restricted stock until the restrictions have expired. A breach of the terms and conditions established by the board of directors pursuant to an award will cause a forfeiture of the award. The board of directors expects that participants generally will not be required to make any payment for common stock received pursuant to an award, except to the extent otherwise determined by the board of directors or required by law.

The board of directors, in its discretion, may set restrictions on awards based upon the achievement of Performance Goals, which may include: (1) earnings and earnings per share; (2) net income and net income per share; (3) return measures, such as return on assets or return on equity; (4) revenue measures; (5) efficiency ratios; and (6) credit quality metrics.

The board of directors may, in its discretion, fully vest any or all equity awards awarded to a participant under an award and, upon such vesting, all vesting conditions or Forfeiture Restrictions applicable to the award will terminate. Any such action by the board of directors may vary among individual participants and may vary among awards held by any individual participant. The board of directors may not, however, take any such action with respect to an award that has been granted to a “covered employee,” within the meaning of Treasury Regulation Section 1.162-27(c)(2), if such award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code.

At the time any award is made, the Company and the participants will enter into an equity award agreement setting forth the terms of the award and such other matters as the board of directors may determine to be appropriate. The terms and provisions of the award agreements need not be identical, and the board of directors may, in its sole discretion, amend an outstanding award agreement at any time in any manner that is not inconsistent with the provisions of the 2013 Equity Incentive Plan. The maximum number of shares that may be subject to awards granted to any one participant may not exceed 100% of the aggregate number of shares of common stock that may be issued under the 2013 Equity Incentive Plan (as adjusted from time to time in accordance with the provisions of the 2013 Equity Incentive Plan).

Amendment and Termination of the Plan

The board of directors may amend or terminate the 2013 Equity Incentive Plan; provided, that shareholder approval will be required to (i) increase the total number of shares reserved for issuance under the 2013 Equity Incentive Plan, or (ii) change the class of officers, directors, employees, consultants, and advisors eligible to participate in the 2013 Equity Incentive Plan. No amendment shall adversely affect any of the rights of any holder of any award without the holder’s consent. The board of directors may accept surrender of outstanding equity awards under the 2013 Equity Incentive Plan and grant new awards in substitution for them; provided, that the board of directors will not exchange underwater stock options without prior shareholder approval. The 2013 Equity Incentive Plan shall terminate in any event ten years after its effective date, but outstanding awards continue until they expire.

Adjustments to Authorized Shares

In the event of a any merger, consolidation, combination, reorganization, recapitalization, reclassification, extraordinary cash dividend, stock dividend, stock split, reverse stock split, or other change affecting the common stock, the board of directors will make proportionate adjustments with respect to (1) the aggregate number and kind of shares that may be issued under the 2013 Equity Incentive Plan, (2) the number, kind, and exercise price (or other cash or property) of shares issuable pursuant to each outstanding award made under the 2013 Equity Incentive Plan, and (3) the maximum number and kind of shares that may be subject to awards granted to any one individual under the 2013 Equity Incentive Plan.

If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of common stock subject to such awards will again be available for distribution in connection with awards under the 2013 Equity Incentive Plan. If the exercise price of any option is satisfied by delivering shares of common stock to the Company (by either actual delivery or by attestation), only the number of shares of common stock delivered to the participant net of the shares of common stock delivered to the Company or attested to will be deemed delivered for purposes of determining the maximum numbers of shares of common stock available for delivery under the 2013 Equity Incentive Plan. To the extent any shares of common stock subject to an award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the 2013 Equity Incentive Plan.

Tax Effects of Participation in the Plan

Stock Options

There are no federal income tax consequences to the participant or to the Company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

Incentive Stock Options.  When a participant exercises an incentive stock option, the participant will not at that time realize any income, and the Company will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The participant will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the participant satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares’ value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

If the holding period requirements are not met, then upon sale of the shares the participant generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the award agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the participant depending on the participant’s holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the participant might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the Company is entitled to a deduction to the extent of ordinary income recognized by the participant.

Nonqualified Stock Options.  Generally, when a participant exercises a nonqualified stock option, the participant recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the participant. The holding period of the acquired shares begins upon the exercise of the option, and the participant’s basis in the shares is equal to the market price of the acquired shares on the date of exercise.

Restricted Stock

Under the Code as presently in effect, a participant generally will not recognize any income for federal income tax purposes at the time an award of restricted stock is made, nor will the Company be entitled to a tax deduction at that time, unless the participant elects to recognize income at the time that award of restricted stock is made. If the participant does not make such election, the value of the common stock will be taxable to the participant as ordinary income in the year in which the Forfeiture Restrictions lapse with respect to such shares of stock. We have the right to deduct, in connection with all awards, any taxes required by law to be withheld and to require any payments required to enable it to satisfy our withholding obligations. We will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant at the time of such recognition.

Additional Tax Matters

We may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain “covered employees” as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. We anticipate that some awards under the 2013 Equity Incentive Plan may constitute qualified performance-based compensation for purposes of Section 162(m) of the Code.

Unless otherwise determined in an award agreement, in the event of a change in control, as defined in the 2013 Equity Incentive Plan: (1) each outstanding award shall become fully vested and, if applicable, exercisable, (2) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted shall lapse, and (3) any performance conditions imposed with respect to awards shall be deemed to be fully achieved. Under Section 280G of the Code, we may not deduct certain compensation payable in connection with a change of control. The acceleration of vesting of awards in conjunction with a change in control of the Company may be limited under certain circumstances thereby avoiding nondeductible payments under Section 280G.

Plan Benefits

The maximum aggregate number of shares of common stock that may be subject to stock options granted in any calendar year to any one participant shall be 2,000,000 shares, and the maximum aggregate number of shares of common stock that may be subject to awards of restricted stock granted in any calendar year to any one participant shall be 2,000,000 shares. Such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

Reasons for Authorization and Vote Required

The 2013 Equity Incentive Plan is being submitted to our shareholders for approval pursuant to Sections 422 and 162(m) of the Code. If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The Board of Directors recommends that you vote “FOR” the approval of the 2013 Equity Incentive Plan.

PROPOSAL NO. 5
ADVISORY, NON-BINDING VOTE ON COMPENSATION OF
NAMED EXECUTIVE OFFICERS

Beginning in 2013, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on a non-binding basis, the compensation of the Company’s named executive officers. Accordingly, we are asking you to approve the compensation of the Company’s named executive officers as described under “Executive Compensation and Other Information” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

The Company seeks to align the interests of our named executive officers with the interests of our shareholders. Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are strongly aligned with the long-term interest of our shareholders.

The proposal described below, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon the Company, the board of directors, or the compensation/nominating committee. However, the Company, the board of directors, and the compensation/nominating committee will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the SEC’s compensation disclosure rules.

The board of directors believes our compensation policies and procedures achieve this objective, and therefore recommend shareholders vote “FOR” the proposal through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.”

The Board of Directors recommends that you vote “FOR” the approval of this resolution related to the compensation of our named executive officers.

PROPOSAL NO. 6
ADVISORY, NON-BINDING VOTE ON FREQUENCY OF
APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act requires that the Company provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should conduct an advisory Say-on-Pay vote. Shareholders may indicate whether they would prefer that the Company conduct future Say-on-Pay votes every year, every two years, or every three years. Shareholders also may abstain from casting a vote on this proposal.

The board of directors has determined that a Say-on-Pay vote that occurs once every three years is the most appropriate alternative for the Company and, therefore, the board recommends that you vote in favor of conducting a Say-on-Pay vote every three years. The board believes that a Say-on-Pay vote occurring every three years will provide our shareholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding an over-emphasis on short term variations in compensation and business results. A Say-on-Pay vote occurring every three years will also permit shareholders to observe and evaluate the effect of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation.

This vote is advisory, which means that it is not binding on the Company, the board of directors, or the compensation committee. The Company recognizes that the shareholders may have different views as to the best approach and looks forward to hearing from the shareholders as to their preferences on the frequency of the Say-on-Pay vote. The board of directors and the compensation committee will carefully review the outcome of the frequency vote; however, when considering the frequency of future Say-on-Pay votes, the board of directors may decide that it is in the Company’s and the shareholders’ long-term best interest to hold a Say-on-Pay vote more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the Say-on-Pay vote every year, every two years, or every three years, or abstain from voting). Shareholders are not being asked to approve or disapprove the recommendation of the board of directors.

The Board of Directors recommends that you vote “FOR” the preferred frequency of future advisory votes to approve the compensation of the company’s named executive officers to be every three years.

PROPOSAL NO. 7:
APPROVAL OF POTENTIAL ADJOURNMENT OR POSTPONEMENT OF THE ANNUAL MEETING

A proposal may be submitted to shareholders at the meeting to authorize the chairperson of the meeting to adjourn or postpone the meeting, if necessary, to solicit additional proxies in the event that there are not sufficient affirmative votes present at the time of the meeting to adopt the Amendment. Any adjournment or postponement of the meeting may be made without notice, other than by an announcement made at the meeting. Any adjournment or postponement of the meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

The affirmative vote of a majority of the shares of common stock represented at the meeting and entitled to vote is required to approve this proposal. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

The board of directors recommends that shareholders vote “FOR” the approval of the proposal to authorize the chairperson of the meeting to adjourn or postpone the meeting.

CORPORATE GOVERNANCE

Overview of the Board of Directors

Our board of directors approved the reduction of the size of the Company’s board of directors to seven members, effective as of the 2013 shareholder meeting, and approved a slate of seven nominees to the board of directors which, with the exception of the Incumbent Directors, is comprised of individuals who currently do not serve on either the Company’s or the Bank’s board of directors. The current members of our board of directors, other than the Incumbent Directors, are not standing for re-election to the Company’s board of directors at the meeting, although each of them will continue to serve on the board of directors of the Bank following the meeting.

If re-elected, the Incumbent Directors will immediately become members of the board of directors. Messrs. Hageman, Helmers, Stock, and Willumstad must receive regulatory approval before they can join the Company’s board of directors, and plan to immediately join the board of directors upon receipt of regulatory approval. Mr. Willumstad will also serve as chairman of the board of directors.

Meeting Attendance by the Board of Directors

During 2012, the board of directors of the Company held 11 meetings. Each of the Incumbent Directors attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served for the periods during which they served.

Our board of directors has adopted a corporate governance policy for the Company that emphasizes attendance at our annual shareholder meetings. Last year, all directors of the Company active at that time attended the 2012 annual meeting of shareholders with the exception of Mr. C. Walters and Ms. Wong.

Board Leadership Structure and Role in Risk Oversight

We are focused on the Company’s corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value, and we apply the definition of independent director as defined by NASDAQ Rule 5605(a)(2). Our commitment to independent oversight is demonstrated by the fact that all of our current directors are independent with the exception of Mr. Miller and Mr. Baird, who served as our president and chief executive officer and chief executive officer, respectively, during 2012. Assuming the election of each nominee for director, all of our directors, with the exception of Mr. Baird, will be independent. In addition, all of the members of our board’s current audit and compensation/nominating committees are independent.

Our board believes that it is preferable for one of our independent directors to serve as chairman of the board. Mr. Hipp, who currently serves as our chairman, has almost 30 years of experience in leadership positions in the financial services industry and is a long-time resident of our primary market area. In addition, Mr. Willumstad, our proposed chairman, has over 35 years of experience in the banking and financial services industry, and he previously served as the chairman, and briefly as chief executive officer, of American International Group until 2008. We believe it is the chief executive officer’s responsibility to run the Company and the chairman’s responsibility to run the board. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have an independent chairman whose sole job is leading the board. In making its decision to have an independent chairman, the board considered the time that Mr. Baird will be required to devote as chief executive officer in connection with the Company’s strategic direction. By having another director serve as chairman of the board, Mr. Baird will be able to focus his entire energy on running the Company. We believe this structure provides strong leadership for the board, while also positioning the chief executive officer as the leader of the Company in the eyes of our customers, employees, and other stakeholders.

Our board is highly involved in the oversight of risk. Our risk oversight function is administered through our various board committees as discussed below. Our executive management team, which supervises the day-to-day risk management responsibilities, reports directly to both the board as a whole and to board committees.

Our audit committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board of directors. The audit committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by the audit committee. The audit committee also receives reports from management addressing the most serious risks impacting the day-to-day operations of the Company. Our outsourced internal audit firm and independent registered public accounting firm each directly report to the audit committee and meet with the audit committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The audit committee reports regularly to the full board of directors, which also considers the Company’s entire risk profile. The full board of directors focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the board of directors’ approval for risk. While the board of directors oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Committees of the Board of Directors

The Company’s board of directors has appointed a number of committees, including an executive committee, audit committee, asset liability committee, compensation/nominating committee (a sub-committee of the executive committee), and a compliance committee.

Executive Committee.  The executive committee has the ability to exercise all of the board’s authority between board meetings, subject to certain limitations that are required by law or imposed by board resolution. During 2012, the executive committee met 11 times. The executive committee is currently composed of Mr. Austell, Mr. Burnett, Mr. Coleman, Mr. Hipp, Mr. Miller and Ms. Wong.

Audit Committee.  The audit committee is currently composed of Mr. McLean, Mr. Hipp, Dr. Patel and Mr. Rex. Each of these members is considered “independent” under NASDAQ Rule 5605(c)(2). The board of directors has determined that Mr. McLean is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC’s Regulation S-K. The audit committee met four times in 2012.

The audit committee functions are set forth in its charter, which was adopted on May 5, 2005 and ratified on November 3, 2011. A copy of the audit committee charter is attached as Appendix A to our 2012 proxy statement. The audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

Asset Liability Committee.  The current asset liability committee is composed of Mr. Rex, Mr. Coleman, Mr. Mathis, Mr. Rama, and Mr. R. Walters. The asset liability committee met 11 times in 2012. The asset liability committee has the responsibility of reviewing the liquidity policy, investment policy, and the Bank’s asset/liability structure.

Compensation/Nominating Committee.  Our current compensation/nominating committee, which is a sub-committee of our executive committee, is composed of Mr. Austell, Mr. Burnett, Mr. Coleman, Mr. Hipp, and Ms. Wong. The committee functions are set forth in its charter. A copy of the compensation/nominating committee charter is attached as Appendix C to this proxy statement. The compensation/nominating committee met six times in 2012.

The compensation/nominating committee has the responsibility of approving the compensation plan for the entire bank and specific compensation for all executive officers. The compensation/nominating committee reviews all benefit plans and annually reviews the performance of the chief executive officer. The compensation/nominating committee fixed and approved the 2012 compensation paid to Mr. Miller, our former president and chief executive officer. In addition, with input from our chief executive officer, the compensation/nominating committee fixed and approved the compensation paid to the other executive officers during 2012. The Company’s compensation programs have been established with the primary objectives of providing pay levels and incentive opportunities that are competitive and reflect the performance of the Company. The primary components of 2012 compensation for the executive officers included base salary and health and disability insurance coverage. The base salary parameters were established through comparisons with organizations of similar size and complexity to the Company and included obtaining an external executive compensation analysis. Base salary parameters also considered current economic conditions resulting in no increases in 2011 or 2012. Compensation levels were set with the objective of establishing executive officer base salaries that, when considered as a part of total compensation, were adequate and competitive with our peer group, based on asset size. The compensation committee must also meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans.

In addition to matters related to compensation, the compensation/nominating committee is also responsible for recommending nominees for election to the board. The compensation/nominating committee considers whether to recommend to the board the nomination of those directors for re-election for another term of service as well as whether to recommend to the board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the board. Our bylaws require a shareholder to submit the name of the person to our secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating such recommendations, the compensation/nominating committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board in accordance with the committee charter. Under these criteria, members of the board should have high professional and personal ethics and values, consistent with our longstanding values and standards. They should also have broad experience at the policy-making level in business, government, education, technology, or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interest of our shareholders.

The compensation/nominating committee uses a variety of methods for identifying and evaluating nominees for director. They regularly assess the appropriate size of the board, the diversity of the board, and whether any vacancies are expected due to retirement or otherwise. The compensation/nominating committee recently adopted a new corporate governance policy that, among other things, addresses the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, compensation/nominating committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The compensation/nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The compensation/nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the Company and the interest of its shareholders. If vacancies are anticipated, or otherwise arise, the compensation/nominating committee considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year. The compensation/nominating committee considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the compensation/nominating committee uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the board. The Company does not pay a third party to assist in identifying and evaluating candidates.

Compliance Committee.  The current compliance committee is composed of Mr. Hipp, Mr. Rex, Mr. McLean, and Mr. Miller. This committee met 12 times during 2012. The compliance committee is responsible for monitoring and ensuring the Bank’s compliance with the terms of its consent order with the OCC.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

The audit committee reviewed and discussed with management the audited financial statements. The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee received from the independent auditors the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditors, the independent auditors’ independence from the Company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

The report of the audit committee is included herein at the direction of its current members, Mr. McLean, Mr. Hipp, Dr. Patel and Mr. Rex.

Shareholder Communications with the Board

Our board of directors has implemented a process for shareholders of the Company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may do so by writing to the secretary of the Company, at Independence Bancshares, Inc., 500 East Washington Street, Greenville, South Carolina 29601. The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table summarizes the compensation paid to or earned by each of the named executive officers for the year ended December 31, 2012:

Name and Position	Year	Salary	Bonus	Option Awards	All Other Compensation		Total
Gordon A. Baird	2012	$—	$—	$—	$250,000	(4)	$250,000
Chief Executive Officer of the Company(1)	2011	$—	$—	$—	$—		$—

Lawrence R. Miller	2012	$160,600	$—	$—	$13,749	(3,4)	$174,349
President and Chief Executive Officer of the Bank(1)	2011	$160,600	$—	$—	$9,651	(3,4)	$170,251

Martha L. Long	2012	$113,333	$—	$—	$59,232	(3,4)	$172,565
Chief Financial Officer of the Bank(2)	2011	$—	$—	$—	$60,380	(4)	$60,380

E. Fred Moore	2012	$119,300	$—	$—	$2,771	(3)	$122,071
Executive Vice President and Chief Credit Officer of the Company and the Bank	2011	$119,300	$—	$—	$1,423	(3)	$120,723

(1)	Effective as of December 31, 2012, Mr. Baird joined the Company as its chief executive officer, and Lawrence R. Miller stepped down from this role. Mr. Miller continues in his role as the Bank’s chief executive officer.

(2)	On August 16, 2012, Ms. Long was named as the Bank’s chief financial officer. Ms. Long previously assisted the Bank with financial accounting matters as an independent contractor beginning in June 2011.

(3)	Includes 401K matching contributions, excess premiums for life insurance at two times salary and premiums for long-term and short-term disability insurance policies. All of these benefits are provided to all full time employees on a nondiscriminatory basis.

(4)	Includes membership dues paid to country clubs, vehicle expenses, and premiums paid on additional life insurance. For Mr. Baird and Ms. Long, this also includes payments made as contractors.

Employment Agreements

On March 27, 2013, the Company entered into an employment agreement with Gordon A. Baird under which Mr. Baird agreed to serve as president and chief executive officer of the Company for a term of two years. Mr. Baird’s employment with the Company will be automatically extended for additional terms of one year each unless the Company delivers a notice of termination at least three months prior to the end of the term. Under the agreement, Mr. Baird is entitled to an annual base salary of $360,000 per year, and the board of directors (or an appropriate committee thereof) will review Mr. Baird’s annual base salary at least annually for upward adjustment. He is eligible to receive an annual bonus of up to 200% of his annual base salary, with a target annual bonus of 100% of his annual base salary, if the Bank achieves certain performance levels. He is also eligible to participate in any long-term equity incentive program and is eligible for grants of stock options, restricted stock, or other awards thereunder. As of March 27, 2013, Mr. Baird has been granted options to purchase a total of 375,000 shares of common stock. These options were granted on December 31, 2012, under our 2005 Incentive Plan and were immediately vested. The options have a term of 10 years. Additionally, Mr. Baird participates in the Company’s retirement, welfare, and other benefit programs and is entitled to reimbursement for travel and business expenses.

Mr. Baird’s employment agreement also provides that during his employment and for a period of 12 months following termination, he may not (a) solicit customers of the Bank (other than for any transaction and financial technology services businesses), or (b) solicit employees of the Bank for employment with a competing business. Upon a termination of his employment for any reason, Mr. Baird is not entitled to any severance payments.

We entered into an employment agreement with Lawrence R. Miller on December 10, 2008, for an initial one-year term, annually renewing thereafter, pursuant to which he served as the president and the chief executive officer of the Company and the Bank. On December 31, 2012, the Company, the Bank and Mr. Miller entered into an amendment to his employment agreement solely to remove references to his position as the Company’s president and chief executive officer. As of March 27, 2013, Mr. Miller receives an annual salary of $160,600, plus a portion of his yearly medical insurance premium. He is eligible to receive an annual increase in his salary as determined by the board of directors. He is eligible to receive an annual bonus of up to 50% of his annual salary if the Bank achieves certain performance levels to be determined from time to time by the board of directors. He is also eligible to participate in any management incentive program of the Bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder. As of March 27, 2013, Mr. Miller has been granted options to purchase a total of 42,885 shares of common stock. These options were granted in 2005, 2007, and 2008 under our 2005 Incentive Plan, with each grant vesting over a three-year period beginning on the date of grant. All options have a term of 10 years. Additionally, Mr. Miller participates in the Bank’s retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

Mr. Miller’s employment agreement also provides that during his employment and for a period of 12 months following termination, he may not (a) compete with the Company, the Bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within a radius of 30 miles from the main office of the Company or any branch office of the Company, (b) solicit customers of the Bank with which he has had material contact for the purpose of providing financial services, or (c) solicit employees of the Bank for employment. If we terminate the employment agreement for Mr. Miller without cause, he will be entitled to severance in an amount equal to his then current monthly base salary multiplied by 12, excluding any bonus. If, following a change in control of the Company, Mr. Miller terminates his employment for good cause as that term is defined in the employment agreement, he will be entitled to severance compensation of his then current monthly salary multiplied by 24, plus accrued bonus, all outstanding options and incentives will vest immediately, and for a period of two years, we would continue his medical, life, disability, and other benefits.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards that were outstanding to our named executive officers at December 31, 2012.

	Option Awards
	Number of Securities Underlying Unexercised Options		Option Price	Options Expiration Date	Grant-date Fair Value
	Exercisable	Unexercisable	(per share)
Gordon A. Baird	375,000	—	$0.80	12/31/2012	$300,000

Lawrence R. Miller	15,000	—	$10.00	07/26/2015	$61,650
	13,500	—	$10.00	04/11/2017	$57,375
	14,385	—	$10.50	01/23/2018	$57,396

E. Fred Moore	5,000	—	$10.00	04/12/2016	$21,500
	8,000	—	$10.00	04/11/2017	$34,000
	8,885	—	$10.50	01/23/2018	$35,451

The options granted to Mr. Baird were immediately vested on the grant date. The options previously granted to Mssrs. Miller, Moore, and Carpenter vested at a rate of 33% each year on the first three anniversaries of the date of grant.

In addition to the awards described in the table above, as an organizer, Lawrence R. Miller received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share he purchased, up to a maximum of 25,000 warrants, in our initial public offering as compensation for the risks taken in forming the Bank, including his personal guarantees of the original line of credit. Mr. Miller purchased 12,500 shares in our initial public offering and so received, and continues to hold, 12,500 warrants. The warrants are exercisable until May 16, 2015. These warrants were not granted as compensation for services as an executive officer and so are not deemed to be equity awards for purpose of the Outstanding Equity Awards at Fiscal Year End table.

Director Compensation

In 2012, we did not pay our outside directors fees for board meeting or committee meeting attendance. We do not currently have approved plans to pay our outside directors for board meeting or committee meeting attendance.

In July 2008, we granted 5,000 stock options to each of our two then-new directors, Mr. McLean and Mr. Rex. These options were granted at an exercise price of $10.00 per share, vested at a rate of 33% each year on the first three anniversaries of the date of grant and expire on July 22, 2018.

In conjunction with the opening of the Bank in 2005, each director and the organizer, Paul P. Lam, received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share purchased by that individual, up to a maximum of 25,000 shares of our common stock. In total, we granted our directors and the organizer, Paul P. Lam, warrants to purchase 412,500 shares of common stock exercisable until May 16, 2015. At December 31, 2012, 337,500 warrants remained outstanding, as 50,000 warrants were forfeited in May 2008 when the board terms for directors Carpenter and Hamby expired, and 25,000 warrants were forfeited in October 2009 when Dr. Ray Samuels retired from the board.

Equity Based Compensation Plan Information

The following table sets forth equity based compensation plan information at December 31, 2012:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column(a))
	(a)	(b)
Plan Category
Equity compensation plans approved by security holders 2005 Incentive Plan(1)	473,505	$2.75	1,993,215
Equity compensation plans not approved by security holders(2)			2,466,720
Organizer warrants(3)	337,500	$10.00	—
Total	811,005	$5.77	4,459,935

(1)	At our annual meeting of shareholders held on May 16, 2006, our shareholders approved the 2005 Incentive Plan. The 260,626 of shares of common stock initially available for issuance under the 2005 Incentive Plan automatically increased to 2,466,720 shares on December 31, 2012, such that the number of shares available for issuance continued to equal 12.5% of our total outstanding shares.

(2)	In February 2013, our board of directors adopted the 2013 Incentive Plan pursuant to which 2,466,720 shares of common stock may be issued. Our board of directors intends to submit the 2013 Incentive Plan to the shareholders of the Company for their consideration at the 2013 annual shareholders’ meeting.

(3)	Each of our organizers received, for no additional consideration, a warrant to purchase one share of common stock for $10.00 per share for each share purchased during our initial public offering up to a maximum of 25,000 warrants. The warrants are represented by separate warrant agreements. The warrants vested six months from the date our Bank opened for business, or May 16, 2005, and they are exercisable in whole or in part until May 16, 2015. The warrants may not be assigned, pledged, or hypothecated in any way. The 337,500 of shares issued pursuant to the exercise of such warrants are transferable, subject to compliance with applicable securities laws. If the South Carolina Board of Financial Institutions or the FDIC issues a capital directive or other order requiring the Bank to obtain additional capital, the warrants will be forfeited, if not immediately exercised.

On July 26, 2005, the Company adopted the 2005 Incentive Plan for the benefit of the directors, officers and employees. The 2005 Incentive Plan initially reserved up to 260,626 shares of the Company’s common stock for the issuance of stock options and contained evergreen provision, which provided that the maximum number of shares to be issued under the 2005 Incentive Plan would automatically increase each time the Company issues additional shares of common stock such that the total number of shares issuable under the 2005 Incentive Plan would at all times equal 12.5% of the then outstanding shares of common stock. Accordingly, with the closing of the Private Placement on December 31, 2012, the number of shares reserved for the issuance of stock options under the 2005 Incentive Plan increased from 260,626 shares to 2,466,720 shares. The Board may grant up to 2,466,720 options at an option price per share not less than the fair market value on the date of grant.

In February 2013, our board of directors adopted the 2013 Incentive Plan. The 2013 Incentive Plan is an omnibus equity incentive plan which provides for the granting of various types of equity compensation awards, including stock options, restricted stock, and stock appreciation rights, to the Company’s employees and directors. Initially, the maximum number of shares of common stock that may be issued under the 2013 Incentive Plan will be 2,466,720, and such number will automatically adjust each time the Company issues additional shares of common stock so that the number of shares of common stock available for issuance under the 2013 Incentive Plan (plus the 2,466,720 shares reserved for issuance under the 2005 Incentive Plan) continues to equal 20% of the Company’s total outstanding shares, assuming all shares under the 2005 Incentive Plan and the 2013 Incentive Plan are exercised.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 27, 2013 for (i) each director and nominee, (ii) each holder of 5.0% or greater of the Company’s common stock, (iii) the Company’s named executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of Independence Bancshares, Inc., 500 East Washington St., Greenville, South Carolina 29601.

Name	Number of Shares Owned(1)	Right to Acquire(2)	Percentage of Beneficial Ownership(3)
Directors and Officers
Robert M. Austell	87,500	25,000	0.57%
Gordon A. Baird(4)	406,250	375,000	3.89%
John W. Burnett, Sr.	115,600	25,000	0.71%
Schaefer M. Carpenter	4,125	20,885	0.13%
Billy J. Coleman	219,000	25,000	0.25%
Jose De Ocampo	25,100	25,000	2.37%
Alvin G. Hageman(5)	1,156,250	—	5.86%
John B. Helmers	625,000	—	3.17%
H. Neel Hipp, Jr.	315,500	25,000	1.72%
Paul P. Lam, organizer	226,500	25,000	1.27%
Martha L. Long	62,500	—	0.32%
William R. Mathis	25,100	25,000	0.25%
A. Alexander McLean, III	215,000	5,000	1.11%
Lawrence R. Miller	87,500	55,385	0.72%
E. Fred Moore	4,125	21,885	0.13%
Sudhirkumar C. Patel	88,500	25,000	0.57%
Hasmukh P. Rama	226,500	25,000	1.27%
Donald H. Rex, Jr.	34,250	5,000	0.20%
Keith Stock	125,000	—	0.63%
Charles D. Walters	125,000	25,000	0.63%
Roger W. Walters	107,500	25,000	0.67%
Robert B. Willumstad	1,250,000	—	6.33%
Vivian A. Wong	179,000	25,000	1.03%
All directors and executive officers as a group (23 persons)	5,710,800	783,155	31.65%

(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Includes shares that may be acquired within 60 days of the date of this proxy statement by exercising vested stock options and warrants but does not include any unvested stock options or warrants. Each of our directors, with the exception of A. Alexander McLean, III and Donald H. Rex, Jr., and Paul P. Lam served as organizers of our Bank. Each of these organizing directors and Mr. Lam received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share purchased by that individual, up to a maximum of 25,000 warrants, in our initial public offering as compensation for the risks taken in forming the Bank, including their personal guarantees of the original line of credit. These warrants cover an aggregate of 337,500 shares and are exercisable until May 16, 2015. A. Alexander McLean, III and Donald H. Rex, Jr. each received 5,000 stock options on July 22, 2008 as discussed under “Director Compensation” above.

(3)	For each individual, this percentage is determined by assuming the named person exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. The calculations are based on 19,733,760 shares of common stock outstanding on December 31, 2012.

(4)	Consists of 900,000 shares held by Baird Hageman & Co. Series 1, LLC and 172,250 shares individually owned by Gordon A. Baird. Mr. Baird and Alvin G. Hageman are the members of the board of managers of Baird Hageman & Co., LLC and therefore share investment and voting power over the shares. The foregoing is not an admission by Mr. Baird that he is the beneficial owner of the shares held by Baird Hageman & Co., LLC. The address of Baird Hageman & Co., LLC is c/o Baird Hageman & Co., LLC, 33 Christie Hill Road, Darien, CT 06820.

(5)	Consists of 900,000 shares held by Baird Hageman & Co. Series 1, LLC and 490,250 shares individually owned by Alvin G. Hageman. Mr. Hageman and Gordon A. Baird are the members of the board of managers of Baird Hageman & Co., LLC and therefore share investment and voting power over the shares. The foregoing is not an admission by Mr. Hageman that he is the beneficial owner of the shares held by Baird Hageman & Co., LLC. The address of Baird Hageman & Co., LLC is c/o Baird Hageman & Co., LLC, 33 Christie Hill Road, Darien, CT 06820.

Name	Number of Shares Owned	Right to Acquire	Percentage of Beneficial Ownership
Name and Address of Beneficial Owner*
Hunington Partners, LLLP	1,875,000	—	9.50%
10 S. Wacker Drive, Suite 2675 Chicago, IL 60606

Steven D. Hovde	1,250,000	—	6.33%
968 Williamsburg Park Barrington, IL 60010

*	Other than those included in the directors and officers table above.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Based solely on the Company’s review of these forms and written representations from the officers and directors, the Company believes that all Section 16(a) filing requirements were met during fiscal 2012, with the following exceptions:

•	Late filing of Form 4 for Director Hipp that has since been filed.

•	Late filing of Form 3 for Martha L. Long to report status as chief financial officer of the Bank that has since been filed.

•	Late filing of Form 4 for Directors Rex and Austell that has since been filed.

Transactions with Related Persons

The Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the Company and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such loans do not involve more than the normal risks of repayment nor present other unfavorable features.

Loans to individual directors and officers must also comply with our Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.

In addition, our CEO Gordon Baird founded MPIB in July 2011 to focus on digital payments, mobile banking and consumer finance. Since that time, MPIB has been developing a business model for the payments business and holding discussions regarding the business with retailers and other potential customers. We are currently negotiating an arm’s-length agreement with MPIB under which we would obtain the right to acquire MPIB or its assets, including its intellectual property, customer agreements and relationships. Any such acquisition would be subject to our obtaining any required regulatory approvals. In order to address the conflict of interest with Mr. Baird serving as CEO of the Company and CEO of MPIB, consistent with internal and external corporate governance and our affiliated transaction policy, we determined it would be necessary and appropriate to appoint a committee comprised solely of disinterested directors to negotiate on behalf of the Company with MPIB. Mr. Baird is excluded from negotiating with MPIB as an executive officer and director of the Company.

If we are able to negotiate an agreement with MPIB on terms that we find acceptable, we hope to acquire the exclusive option to purchase MPIB or its assets in return for an upfront fee and certain earnout payments, the terms of which are still being negotiated. It is expected that any upfront fee would not exceed $7 million, and any earnout payments would not exceed 7% of the revenue generated by any digital payments business over a period of not longer than seven years. Further, we anticipate that any such earnout payments would only be due once our digital payments business has generated revenue over a minimum threshold. We would also anticipate receiving a license to use MPIB’s intellectual property and other assets on an interim basis, for no additional fees, until we elect whether to exercise our purchase option. We anticipate that if any proposed changes to our business model do not receive regulatory approval, or we enter into a license agreement but elect not to exercise an option to purchase MPIB’s intellectual property, any temporary license would terminate.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise in the proposed amendment to the Company’s Articles of Incorporation, the adoption of the 2013 Incentive Plan, or the ratification of the Company’s independent registered public accounting firm, which is not shared by all other stockholders.

AUDIT FEES

Elliott Davis, LLC was our auditor during the fiscal year ended December 31, 2012. A representative of Elliott Davis, LLC will be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2012 and 2011:

	Years Ended December 31,
	2012	2011
Audit Fees	$56,500	$53,750
Audit-Related Fees	8,500	3,200
Tax Fees	12,945	6,725
All Other Fees
Total	$77,945	$63,675

Audit Fees

This category includes the aggregate fees billed for professional services rendered by the independent auditors during the Company’s 2012 and 2011 fiscal years for the audit of the Company’s consolidated annual financial statements and quarterly reports on Form 10-Q.

Audit-Related Fees

This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2012 and 2011. These services principally include the assistance for various filings with the SEC and consultations regarding accounting and disclosure matters.

Tax Fees

This category includes the aggregate fees billed for tax services rendered in the preparation of federal and state income tax returns for the Company and its subsidiaries.

Oversight of Accountants; Pre-Approval of Accounting Fees

Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The charter provides that the audit committee must pre-approve the fees paid for the audit. The audit committee may delegate approval of non-audit services and fees to one or more designated audit committee members. The designated committee member is required to report such pre-approval decisions to the full audit committee at the next scheduled meeting. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

SHAREHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2014 annual meeting of shareholders, they must deliver a written copy of their proposal to our principal executive offices no later than December 15, 2013. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the Company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

FORWARD LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in our other current and subsequent filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice of Internet Availability.  The proxy statement and 2012 Annual Report on Form 10-K are available to the public for viewing on the internet at http://www.cfpproxy.com/5292.

Appendix A

AMENDMENT TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK

Article Three of the Corporation’s Articles of Incorporation is hereby deleted in its entirety and replaced with the following*:

ARTICLE THREE: STOCK

The Corporation shall have the authority, exercisable by its Board of Directors, to issue up to 300,000,000 shares of common stock, par value $.01 per share, and to issue up to 10,000,000 shares of preferred stock, par value $.01 per share. The Board of Directors shall have the authority to specify the preferences, limitations and relative rights of each class of preferred stock.

*The following assumes the Amendment to the Articles of Incorporation is approved at the Annual Meeting of Shareholders. If the Amendment is approved, then, upon the filing of the Articles of Amendment with the South Carolina Secretary of State, the number of authorized shares of common stock will be increased to 300,000,000. The Company is not seeking to increase or otherwise alter the authorized shares of preferred stock.

A-1

Appendix B

INDEPENDENCE BANCSHARES, INC.

2013 EQUITY INCENTIVE PLAN

Section 1.    General Purpose of Plan; Definitions.

The name of this plan is the Independence Bancshares, Inc. 2013 Equity Incentive Plan (the “Plan”). The Plan was approved by the Board of Directors on February 27, 2013 (the “Effective Date”) and subsequently adopted by the shareholders of the Company on __________, 2013. The purpose of the Plan is to enable the Company and its Subsidiaries to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants to increase shareholder value and therefore further align the interests of the Participants with those of the shareholders to benefit all shareholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)  “Affiliate” means the Company and any corporation, trade or business if it and the Company are members of a controlled group of corporations, or are under common control or are members of an affiliated service group or are otherwise aggregated, within the meanings of Sections 414(b), 414(m) and 414(o) of the Code.

(b)  “Administrator” means the Board and/or the Committee, as the case may be, to the extent that it administers the Plan, as set forth in Section 2 below.

(c)  “Award” means any award granted under the Plan as further described in Sections 6, 7, and 8 below.

(d)  “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions applicable to the Award.

(e)  “Board” means the Board of Directors of the Company.

(f)  “Cause” shall mean with respect to the Company or any Subsidiary which employs the Participant or for which such Participant primarily performs services, (i) the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Administrator shall, in good faith, deem to have resulted in the Participant becoming unbondable under the Company’s or the Subsidiary’s fidelity bond; (ii) the willful engaging by the Participant in misconduct which is deemed by the Administrator, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any Subsidiary and competing with the Company or its Subsidiaries, or soliciting employees, consultants or customers of the Company of any Subsidiary in violation of law or any employment or other agreement to which the Participant is a party; or (iii) the willful and continued failure or habitual neglect by the Participant to perform his or her duties with the Company or the Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the Participant shall be deemed be “willful” unless done or omitted to be done by Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the Participant has entered into an employment agreement or change in control severance agreement that is binding as of the date of employment termination, and if such agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Participant in this Plan. “Cause” under either (i), (ii) or (iii) shall be determined by the Administrator. The determination of “Cause” may be made by the Administrator solely for purposes of this Plan and without regard to any other purpose of the Company.

(g)  “Change in Control” means the first to occur of any one of the events:

(i)  any Person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner (as such term is defined in Rule 13d (3) under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (1) by the Company or any Subsidiary; (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (3) by any underwriter temporarily holding securities pursuant to an offering of such securities; (4) pursuant to a Non-Control Transaction (as defined in (v) below); or (5) pursuant to any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

(ii)  any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company;

(iii)  individuals who, as of the Effective Date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv)  all or substantially all of the assets of the Company are sold, transferred or distributed to an entity that is not an Affiliate of the Company; or

(v)  there occurs a merger, consolidation, share exchange or other corporate transaction involving the Company that requires the approval of the Company’s stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise (a “Reorganization”)), unless immediately following such Reorganization (1) more than 50% of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 95% of the voting securities eligible to elect directors of the Surviving Company (the “Parent Company”), is represented by the Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to the Reorganization; (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company); and (3) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in (1), (2) and (3) above will be deemed to be a “Non-Control Transaction”).

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred solely because any Person acquires beneficial ownership of 25% or more of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control shall then occur. In addition, for any Award that constitutes deferred compensation under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(h)  “Code” means the Internal Revenue Code of 1986 or any successor thereto.

(i)  “Committee” means the Compensation/Nominating Committee of the Board or, if applicable, any other committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan may be exercised by the Committee. The Committee shall be comprised of three or more “outside” directors, within the meaning of section 162(m) of the Internal Revenue Code, who are also “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and “independent directors” as defined by NASDAQ Listing Rule 5605(a)(2).

(j)  “Common Stock” or “Stock” means the common stock, par value $0.01 per share, of the Company.

(k)  “Company” means Independence Bancshares, Inc. a South Carolina corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).

(l)  “Dividend Equivalent” means a right, granted to an Eligible Recipient to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(m)  “Eligible Recipient” means an officer, director, employee, consultant, or advisor of the Company or any Subsidiary.

(n)  “Exercise Price” means the per Share price at which a Participant holding an Award of Options may purchase Shares issuable with respect to such Award of Options, if any.

(o)  “Fair Market Value” on any date shall mean

(i)  if the Common Stock is readily tradable on an established securities market (as defined in Treasury Regulation §1.897-1(m)), the closing sales price of the Common Stock on such date on the securities exchange having the greatest volume of trading in the Common Stock during the 30-day period preceding the day the value is to be determined or, if there is no reported closing sales price on such date, the next preceding date on which there was a reported closing price; or

(ii)  if the Common Stock also is not traded on an established securities market (as defined in Treasury Regulation §1.897-1(m)), the fair market value as determined in good faith by the Board or the Administrator by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company; factors to be considered may include, as applicable, independent third party valuations of the Common Stock, trading activity of the Common Stock known by the Board or Administrator, whether on the over-the-counter market or through private transactions, the value of the tangible and intangible assets of the Company, the present value of future cash-flows of the Company, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation Section 1.409A-1(b)(5)(iv)(B)(2), consistently used, shall be rebuttably presumed to result in a reasonable valuation. This paragraph is intended to comply with the definition of “fair market value” contained in Treasury Regulation Section 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

(p)  “Grant Date” means the later of (a) the date on which the Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Administrator or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

(q)  “Incentive Stock Option” or “ISO” means any Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(r)  “Nonqualified Stock Option” or “NQSO” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(s)  “Option” means an option to purchase Shares granted pursuant to Section 6 of the Plan.

(t)  “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 of the Plan, to receive an Award.

(u)  “Performance Goals” means the restrictions, based upon the achievement of performance goals, established by the Administrator. Such performance goals may include: earnings and earnings per share (before or after taxes and whether or not excluding specific items, including but not limited to stock or other compensation expense); net income and net income per share (before or after taxes and whether or not excluding specific items, including but not limited to stock or other compensation expense); pre-tax, pre-provision earnings and pre-tax, pre-provision earnings per share; core pre-tax, pre-provision earnings and core pre-tax, pre-provision earnings per share; pre-tax, pre-provision earnings or core pre-tax, pre-provision earnings to risk-weighted assets; revenues; profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures, in total or with respect to specific categories or business units); operating or cash earnings and operating or cash earnings per share; cash (cash flow, cash generation or other cash measures); return measures (including, but not limited to, total stockholder return, return on average assets, return on average stockholders’ equity, return on investment and cash return on tangible equity); net interest income; net interest income on a tax equivalent basis; net interest margin; net interest margin on a tax equivalent basis; net non-interest expense to average assets; interest-sensitivity gap levels; expense targets, efficiency ratio or other expense measures; assets under management; levels of assets, loans (in total or with respect to specific categories of loans) and/or deposits (in total or with respect to specific categories of deposit accounts, and with respect to number of account relationships or account balance amounts); market share; growth in target market relationships; investments; value of assets; asset quality levels; charge-offs; loan-loss reserves; non-performing assets; business expansion or consolidation (acquisitions and divestitures); strategic plan development and implementation; internal rate of return; share price; regulatory compliance; satisfactory internal or external audits; book value and book value per share; tangible stockholders’ equity and tangible book value per share; tangible common equity and tangible common equity per share; tangible common equity to tangible assets; tangible common equity to risk-weighted assets; improvement of financial ratings; and achievement of balance sheet or income statement objectives, or other financial accounting or quantitative objectives established by the Administrator. Any performance goal(s) may be used to measure the performance of the Company as a whole or any subsidiary or business unit of the Company or any combination thereof, as the Administrator may deem appropriate. Performance for any goal can be measured on an absolute basis (i.e., versus the Company’s budget or prior year result) or relative to a peer group or industry index, as well as over a 1-year or multi-year period. In any event, the Administrator shall have the authority to adjust any Performance Goal for unusual or non-recurring events in any manner permitted under Section 162(m) of the Code.

(v)  “Performance Period” is a period not less than one calendar year, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Administrator by use of the calendar year in which a particular Performance Period commences; provided however that the Administrator shall have the authority to adjust a Performance Period for unusual or non-recurring events to a period of not less than six months.

(w)  “Permanent and Total Disability” shall have the same meaning as given to that term by Treasury Regulation Section 1.409A-3(i)(4) and any regulations or rulings promulgated thereunder.

(x)  “Qualified Domestic Relations Order” shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

(y)  “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 7 of the Plan.

(z)  “Restricted Stock Unit” means a right, granted to an Eligible Recipient under Section 8 hereof, to receive Stock, cash or a combination thereof at the end of a specified vesting period.

(aa)  “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 or 4 of the Plan, and any successor security.

(bb)  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(cc)  “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

(dd)  “Treasury Regulations” means regulations promulgated by the United States Department of Treasury pursuant to the Code, including proposed or temporary regulations as applicable.

Section 2.    Administration.

The Plan shall be administered by the Board or by the Committee (unless and to the extent that the Board directs the Committee not to administer the Plan). Pursuant to the terms of the Plan, the Board or the Committee, as the case may be from time to time, shall serve as the Administrator and shall have the power and authority:

(a)  to select those Eligible Recipients who shall be Participants;

(b)  to determine whether and the extent to which Awards are to be granted to Participants under the Plan;

(c)  to determine the number of Shares to be covered by or subject to each Award granted under the Plan;

(d)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted under the Plan; and

(e)  to determine the terms and conditions, not inconsistent with the terms of the Plan, that shall govern all written instruments evidencing Awards granted under the Plan, including Award Agreements.

The Administrator shall have the authority, in its sole discretion, to: adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; correct any defect, supply any omission, reconcile any inconsistency, and resolve any ambiguity in, and otherwise interpret, the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Notwithstanding the above, and subject to Sections 3, 4, 6, 9, 10, and 13, outstanding Options granted under the Plan shall not be repriced without approval by the Company’s shareholders. In particular, neither the Board nor the Administrator may take any action: (1) to amend the terms of an outstanding Option to reduce the Exercise Price thereof, cancel an Option and replace it with a new Option with a lower Exercise Price, or that has an economic effect that is the same as any such reduction or cancellation or (2) to cancel an outstanding Option having an Exercise Price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

Section 3.    Shares Subject to the Plan.

The maximum number of Shares that may be issued under the Plan shall initially be 2,466,720 and thereafter shall automatically be increased each time the Company issues additional Shares so that the total number of shares issuable hereunder, plus 2,466,760 shares reserved under the Company’s 2005 Stock Incentive Plan, shall at all times equal 20% of the then outstanding shares of Stock, unless in any case the Board of Directors adopts a resolution providing that the number of shares issuable under this Plan shall not be so increased.

Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options under the Plan. No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited or otherwise eliminated.

(a)  Options: The maximum aggregated number of shares of Stock that may be subject to Options granted in any calendar year to any one Participant shall be 2,000,000 shares. In addition, the maximum aggregate number of ISOs that may be issued under the Plan is 2,000,000.

(b)  Restricted Stock or Restricted Stock Units: The maximum aggregate number of shares of Stock that may be subject to Awards of Restricted Stock or Restricted Stock Units granted in any calendar year to any one Participant shall be 2,000,000 shares.

(c)  Compliance with Section 162(m) of the Code. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled shall continue to be counted against the limits set forth in paragraphs (a) and (b) immediately preceding.

(d)  Reissuance of Shares. Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of the Award, or (ii) covered by an Award that is settled in cash or in a manner that some or all of the shares covered by the Award are not issued, shall among other actions, result in such shares being available for Awards under the Plan. The number of shares of

Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common stock subject or paid with respect to an Award.

(e)  Performance Goals. The Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, including, but not limited to, the purpose of qualifying Awards as “performance-based compensation” under Section 162(m) of the Code. When granting any Award other than an Option or SAR, the Administrator may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Administrator wishes such Award to qualify for exemption under Section 162(m) of the Code, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of “outside directors”). To the extent required to comply with Section 162(m) of the Code, no later than 90 days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Administrator will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the performance criteria specified for such Award. In the event that applicable tax and/or securities laws change to permit the Administrator discretion to alter the governing performance criteria without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Administrator may follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code. Notwithstanding any other provision of the Plan, payment or vesting of any Performance Award shall not be made until the applicable Performance Goals have been satisfied and any other material terms of such Award were in fact satisfied. The Administrator shall certify in writing the attainment of each Performance Goal. Notwithstanding any provision of the Plan to the contrary, with respect to any Performance Award, (a) the Administrator may not adjust, downwards or upwards, any amount payable, or other benefits granted, issued, retained and/or vested pursuant to such an Award on account of satisfaction of the applicable Performance Goals; provided that the Administrator may reduce or eliminate the performance compensation or other economic benefit that was due upon attainment of the Performance Goal (exercise of “negative discretion”) but such decrease does not increase the amount payable to any other employee, and (b) the Administrator may not waive the achievement of the applicable Performance Goals, except in the case of the Participant’s death or disability, or a Change in Control.

(f)  Substitute Awards. Notwithstanding any other provision of the Plan to the contrary, the Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed and approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Administrator without any further action by the Administrator, and the persons holding such awards shall be deemed to be the Participants.

(g)  Administrator’s Discretion to Accelerate Vesting of Awards. Except upon the occurrence of a Change in Control (which is governed by the provisions of Section 10 hereof), the Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Awards awarded to a Participant pursuant to an Award and, upon such vesting, all restrictions applicable to such Award shall terminate as of such date. Any action by the Administrator pursuant to this section may vary among individual Participants and may vary among the Awards held by any individual Participant. Notwithstanding the preceding provisions of this section, the Administrator may not take any action described in this section (i) with respect to an Award that has been granted to a “covered Employee” (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if such Award is intended to meet the exception for performance-based compensation under Section 162(m) of the code, or (ii) if such action shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

(h)  Forfeiture by Order of Regulatory Agency. If the Company’s or any of its financial institution subsidiaries’ capital falls below the minimum requirements contained in 12 CFR Section 3 or below a higher requirement as determined by the Company’s or such subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Awards. All Awards granted under this Plan are subject to the terms of any such directive.

Section 4.    Corporate Transactions.

Subject to the provisions of Section 10 hereof relating to a Change in Control, in the event of any merger, consolidation, combination, reorganization, recapitalization, reclassification, extraordinary cash dividend, stock dividend, stock split, reverse stock split, or other change in corporate structure, the Administrator shall make an equitable substitution or proportionate adjustment in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number, and Exercise Price of Shares (or other cash or property) issuable with respect to outstanding Options granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), and (iii) the kind and number of Shares subject to any outstanding Awards of Restricted Stock granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), in each case as may be determined by the Administrator, in its sole discretion; provided, that with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided, further, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

Section 5.    Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients. The Administrator shall have the authority to grant Awards under the Plan to the Eligible Recipients; provided, however, that only current employees may be granted ISOs.

Section 6.    Options.

Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be substantially in the form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted in connection with such Award Agreement.

Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. If and to the extent any Option granted under the Plan intended to qualify as an ISO does not qualify as an ISO, such Option shall constitute a separate NQSO. A grant of an ISO can only be made to an Eligible Recipient who is also an employee within the meaning of Section 422(a)(2) of the Code.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)  Option Exercise Price. The Exercise Price of Shares issuable with respect to an Option shall be determined by the Administrator in its sole discretion, provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value on the date of grant, except in the case of Substitute Awards. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary and an ISO is granted to such Participant, the Exercise Price of such ISO shall be no less than 110% of the Fair Market Value on the date such Option is granted.

(b)  Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than 10 years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary and an ISO is granted to such employee, the term of such ISO (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(c)  Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant. Specifically such terms and conditions may include (1) the attainment of one or more Performance Goals established by the Administrator, (2) the Participant’s continued employment with the Company or any subsidiary, or continued service as a director, consultant or advisor of the Company or any subsidiary, for a specified period of time, (3) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (4) a combination of any of the foregoing. The Administrator may provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, all in its sole discretion. An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (i) more than three months after the date of a Participant’s termination of employment if termination was for reasons other than death or disability, (ii) more than one year after the date of a Participant’s termination of employment if termination was by reason of disability, or (iii) more than six months following the first day of a Participant’s leave of absence that exceeds three months, unless the Participant’s reemployment rights are guaranteed by statute or contract.

(d)  Method of Exercise. Subject to Sections 6(c) and 9 of the Plan, vested Options may be exercised in whole or in part at any time during the Option term, by giving notice as described in the applicable Award Agreement. As determined by the Administrator in its sole discretion, payment in whole or in part may also be made: (i) in cash (ii) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the Administrator, including by means of a net exercise whereby the Company issues net Shares and the remaining balance of the Shares to satisfy the Participant’s tax withholding obligations; (iii) in the form of unrestricted shares of Common Stock already owned by the Participant (based on the Fair Market Value on the date the Option is exercised); provided, however, that in the case of an ISO, the right to make payment in the form of already owned shares of Common Stock may be authorized only at the time of grant; (iv) any other form of consideration approved by the Administrator and permitted by applicable law; or (v) any combination of the foregoing.

A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in paragraph (b) of Section 13 of the Plan.

(e)  Non-Transferability of Options. Except as otherwise provided in the Award Agreement and subject to Section 9 of the Plan, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, or by the laws of descent and distribution, except that NQSOs may be transferred if and to the extent set forth in an Award Agreement.

(f)  Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the ISO is granted) of Shares with respect to which ISOs granted to a Participant under this Plan and all other equity compensation plans of the Company or any Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the number of Shares attributable to the amount of such Fair Market Value exceeding $100,000 shall be treated as issuable with respect to NQSOs. The maximum aggregate number of ISOs that may be issued under the Plan is 2,000,000.

(g)  Taxation of Incentive Stock Options.

(i)  In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

(ii)  A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

(h)  Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Section 6, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Section 424(a) of the Code.

(i)  Code Definitions. For purposes of this Section 6, “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

Section 7.    Restricted Stock.

Awards of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded with respect to an Award of Restricted Stock; and the Restricted Period (as defined in Section 7(b) of this Plan) applicable to an Award of Restricted Stock. Award Agreements with respect to Restricted Stock shall be in such form as the Administrator may from time to time approve, and the provisions of Awards of Restricted Stock need not be the same with respect to each Participant. An Award of Restricted Stock shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(a)  Stock Certificates. Subject to Section 7(c) below, with respect to each Participant who is granted an Award of Restricted Stock, the Company shall either (i) issue a stock certificate in respect of such Award of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award of Restricted Stock; or (ii) enter such Award of Restricted Stock in book entry form (with appropriate restrictions noted with respect thereto), such method to be determined by the Administrator in its sole discretion. The Company may require that any stock certificates evidencing Restricted Stock granted under the Plan be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award of Restricted Stock.

(b)  Restrictions and Conditions Applicable to Restricted Stock. An Award of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i)  Subject to the provisions of the Plan and the Award Agreement governing any such Award of Restricted Stock, during such period as may be set by the Administrator commencing on the date of grant of the Award, the Participant shall not be permitted to sell, transfer, pledge, or assign such Shares of Restricted Stock (such period, the “Restricted Period”); provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion. Notwithstanding the preceding provision of this section, the Administrator may not take any action described in this section (i) with respect to an Award that has been granted to a “covered Employee” (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if such Award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code, or (ii) if such action shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. Such restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that such restrictions lapse upon (1) the attainment of one or more performance goals established by the Administrator, (2) the Participant’s continued employment with the Company or any Subsidiary, or continued service as a director, consultant or advisor of the Company or any Subsidiary, for a specified period of time, (3) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (4) a combination of any of the foregoing.

(ii)  Subject to paragraph (b) of Section 13 of the Plan and/or unless otherwise provided in an Award Agreement, a Participant awarded Restricted Stock under the Plan generally shall have the rights of a shareholder of the Company with respect to such Restricted Stock during the Restricted Period (including, without limitation, the right to vote the Restricted Stock and to receive dividends thereon).

Section 8.    Other Cash and Equity Awards.

Awards of restricted stock units, stock appreciation rights, performance awards, cash awards, performance units, phantom stock, dividend equivalents, or similar rights to purchase or acquire Shares may be granted either alone or in addition to other Awards granted under the Plan. Such Awards shall be subject to such terms, conditions, and restrictions (which may include a risk of forfeiture) as the Administrator may impose, if any, which restrictions may lapse at the expiration of the vesting or deferral period, as the case may be, at earlier specified times (including based on achievement of Performance Goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Administrator may determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The maximum value of cash awards that may be paid or payable in any calendar year to any one Participant shall be $500,000.

Section 9.    Termination of Employment or Service.

Unless otherwise set forth in Section 14 of the Plan or as may otherwise be set forth in an Award Agreement, if a Participant’s employment with or service as an officer, director, employee, consultant, or advisor of the Company or of any Subsidiary: (a) terminates for any reason and on the date of termination of employment or service the Participant is not vested as to his or her entire Award, the Shares issuable with respect to the unvested portion of such Award shall be forfeited; and (b) terminates for the reasons described below and on the date of termination of employment or service the Participant is vested as to any Options, then if such termination is (i) by reason of his or her death or Permanent and Total Disability, any vested Option may thereafter be exercised for a period of twelve months following termination of employment or service; (ii) for Cause, then any vested Option shall cease to be exercisable and shall terminate; or (iii) for any other reason than listed in subsections (b)(i) and (b)(ii) above, then any vested Option may thereafter be exercised for a period of 90 days following termination of employment or service. If, and to the extent that, after termination of employment or service, the Participant does not exercise his or her Option within the applicable time stated above, the unexercised Option shall terminate.

Section 10.    Change in Control.

Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

(a)  Effective immediately prior to the occurrence of the Change in Control, (i) each outstanding Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

(b)  The Administrator may notify all Participants that all outstanding Awards shall be assumed by the acquiring entity or substituted on an equitable basis with awards issued by the acquiring entity.

(c)  For purposes of this Section 10, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock or other securities of the acquiring entity.

(d)  Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control (as determined by the Administrator in its sole discretion) over the exercise or purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares subject to the Award (if the consideration paid per share in the Change in Control is deemed by the Administrator to be less than the Exercise Price or purchase price (if any) per Share subject to an Award, then such Awards may be deemed to have been paid in full and canceled by the Administrator).

Section 11.    Amendment and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation that would materially impair the rights of a Participant under any Award granted or Award Agreement in effect under the Plan shall be made without such Participant’s consent. The Administrator may accept surrender of outstanding Awards and grant new Awards in substitution for them; provided, that the Administrator will not, without prior shareholder approval, exchange underwater Options or otherwise modify the exercise price or purchase price of any Option or Award that has the effect of being a repricing. To the extent necessary and desirable, approval of the Company’s shareholders shall be obtained for any amendment that would:

(a)  except as set forth in Section 3 of the Plan, increase the total number of Shares reserved for issuance under the Plan; or

(b)  change the class of officers, directors, employees, consultants, and advisors eligible to participate in the Plan.

The Administrator may amend the terms of any Award granted under the Plan, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award or Award Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under the Company’s “clawback” policy regarding incentive compensation, or such “clawback” requirements under the Sarbanes—Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 12.    Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 13.    General Provisions.

(a)  Shares shall not be issued pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant to such Award shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, withholding tax requirements and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Administrator may deem advisable to assure compliance with Federal and state laws and regulations.

(b)  The Administrator may require each person acquiring Shares granted under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The certificates for such Shares may include the legend set forth below, or any other legend that the Administrator deems appropriate to reflect any restrictions on transfer for such Shares.

“THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

(c)  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements. The adoption of the Plan or granting of an Award shall not confer upon any Eligible Recipient any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient at any time.

(d)  Unless otherwise set forth in an applicable Award Agreement, a Participant may elect, no later than the date as of which the value of an Award becomes includible in the gross income of the Participant for Federal income tax purposes (the “withholding date”), to have the Company withhold vested whole shares of Common Stock deliverable upon the exercise of an Option or the vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments. Any such election shall be irrevocable.

To the extent that a Participant does not make such an election, or such election does not fully satisfy such minimum statutorily required withholding tax payments, then (x) the Company may require that the Participant pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award, as a condition of the exercise of any Option, (y) the Company may withhold vested whole shares of Common Stock deliverable upon exercise of an Option or vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments, and (z) the Company shall have the right to deduct from any payment of any kind otherwise due to a Participant up to an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the granting, vesting or exercise of an Award (not to exceed the amount determined by the Company to be the applicable minimum statutorily required withholding tax payments). Upon request, the Participant shall reimburse the Company for any taxes that the Company withholds that are not otherwise reimbursed as contemplated above in this Section 13(d).

(e)  No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation. Except to the extent prohibited by applicable law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(f)  If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, to qualify the Award for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Award.

(g)  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations or governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Administrator may require, as a condition of the issuance and delivery of shares of Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such shares, if certificated, bear such legends, and if dematerialized, be so restricted, in each case, as the Administrator, in its sole discretion, deems necessary or desirable.

Section 14.    Section 409A of the Code.

Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant unless such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Section 409A of the Code). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a “specified employee” (as defined in Section 409A of the Code), then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 14 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than 60 calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

Section 15.    Notice.

All notices, requests, waivers, and other communications required or permitted hereunder shall in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below:

Independence Bancshares, Inc.
500 East Washington Street
Greenville, SC 29601
Attn: Martha L. Long, Chief Financial Officer

or such other address or the attention of such other person as the recipient party shall have specified by prior written notice to the sending party, or sent by other electronic means. All such notices, requests, waivers and other communications shall be deemed to have been effectively given: (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five (5) business days after deposit in the United States Mail postage prepared by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case such notice, request, waiver or other communication shall be effectively given upon receipt) and addressed to the party to be notified as set forth above; or (d) two (2) business days after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its or his notice address given above by giving the other party ten (10) days’ written notice of the new address in the manner set forth above.

Section 16.    Governing Law and Interpretation.

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws.

Section 17.    Severability.

If, for any reason, any provision of this Plan is held invalid, such invalidity shall not affect any other provision of this Plan not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Plan shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Plan, shall to the full extent consistent with law continue in full force and effect.

Section 18.    Term of Plan.

The Plan shall be effective as of the Effective Date. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted under the Plan prior to the tenth anniversary of the Effective Date may extend beyond the tenth anniversary of the Effective Date pursuant to the terms of the Award as provided for under the Plan and the terms of the applicable Award Agreement.

*                *                *                *                *

IN WITNESS WHEREOF, the Board of Directors of the Company has adopted this Independence Bancshares, Inc. 2013 Equity Incentive Plan, to be executed on behalf of the Company by a duly designated officer of the Company, as of the day and year first above written as the Effective Date.

INDEPENDENCE BANCSHARES, INC.

By: /s/ Gordon A. Baird

Name: Gordon A. Baird

Title: CEO

Appendix C

Independence Bancshares, Inc.
Charter of the Compensation/Nominating Committee
of the Board of Directors

The Compensation/Nominating Committee (the “Committee”) consists of five directors, each of whom is independent. The Committee evaluates the performance of the Chief Executive Officer and other senior executives and determines their compensation, including grants, awards, and bonuses under incentive compensation plans. The Committee administers the Company’s stock option plans and makes recommendations to the Board of Directors as to incentive compensation plans and equity-based plans, including awards and grants under such plans. In addition, the Committee is responsible for the establishment of policies dealing with various compensation and employee benefit matters for the Company.

Compensations Committee Members

•	Bobby Austell

•	John W. Burnett

•	Bill Coleman

•	H. Neel Hipp, Jr. (Chairman)

•	Vivian A. Wong

Compensation Committee Purpose

The Committee is appointed by the Board of Directors (the “Board”) of Independence Bancshares, Inc. (the “Company”), to assist the Board in fulfilling its oversight responsibilities. The Committee also functions as the Compensation/Nominating Committee of the Board of Directors of the Company’s subsidiary, Independence National Bank (the “Bank”). References to the Company in this Charter include the Bank and all other direct and indirect subsidiaries of the Company. The Committee’s primary duties and responsibilities are to (1) discharge the Board’s responsibilities relating to the compensation of the Company’s executives and (2) oversee the Company’s compensation and personnel policies, benefit programs, and plans, including management development and succession plans, and approve management and employee compensation and benefit programs.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all persons in the organization and to such books and records as it deems necessary. The Committee has the ability to retain, at the Company’s expense, such special consultants and experts as it deems necessary to execute its duties.

Committee Composition and Meetings

The Committee shall be composed of three or more directors as determined by the Board, none of whom shall be executive officers or employees of the Company, and all of whom shall satisfy the independence requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, and any stock exchange listing requirements applicable to the Company. It is intended that the members of the Committee shall meet the requirements of independence and disinterestedness specified in Rule 16b-3 under the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code and the related Treasury Regulations. The Board shall appoint the members of the Committee annually.

The Chairman of the Committee shall be appointed by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The members shall serve until their resignation, retirement, or removal by the Board. No member of the Committee shall be removed except by majority vote of the independent directors of the Board.

Committee Responsibilities and Duties

Review Procedures

1.	The Committee has the responsibility and authority to recommend to the Board qualifications for nominees to the Board and the criteria and procedures for the evaluation of candidates for nomination to the Board. This Policy has been recommended by the Committee and approved by the Board.

(a)	Director Qualifications

Directors of the Company should possess, at a minimum, the following qualities:

(i)	The highest ethics, integrity, and values;

(ii)	An outstanding personal and professional reputation;

(iii)	Professional experience that adds to the mix of the Board as a whole;

(iv)	The ability to exercise sound independent business judgment;

(v)	Freedom from conflicts of interest;

(vi)	Demonstrated leadership skills;

(vii)	The willingness and ability to devote the time necessary to perform the duties and responsibilities of a Director; and

(viii)	Relevant expertise and experience, and the ability to offer advice and guidance to the chief executive officer based on that expertise and experience.

(b)	Evaluation of Director Candidates

In evaluating Director candidates, the Committee should consider an appropriate balance of experience, skills, and background and should apply the criteria that it deems appropriate, including the following:

(i)	Whether the candidate possesses the qualities described above;

(ii)	Whether the candidate possesses significant contacts within our market area and the ability to generate additional business for the Company;

(iii)	Whether the candidate qualifies as an independent director under the Company’s guidelines;

(iv)	The extent to which the candidate contributes to the diversity of the Board in terms of background, specialized experience, age, and race;

(v)	The candidate’s management experience in complex organizations and experience in the dealing with complex business problems;

(vi)	The candidate’s other commitments, such as employment and other board positions; and

(vii)	Whether the candidate would qualify under the Company’s guidelines for membership on the Audit Committee or the Compensation/Nominating Committee.

2.	In conjunction with the Chief Executive Officer, review the Chief Executive Officer’s mission and objectives and consider succession for the Chief Executive Officer and other senior executives, officers, and business unit managers.

3.	Conduct an annual evaluation of the performance of the Chief Executive Officer and other senior executives, officers, and business unit managers.

4.	Review and approve compensation, including grants, awards, and bonuses under inventive compensation plans, and employee benefit plans and changes thereto, including, as appropriate:

•	compensation levels of the Chief Executive Officer, other executive officers, and the management group, for all of which the approval of the Committee shall be required;

•	contracts of employment or related contracts with directors who are executive officers;

•	restricted stock plan awards;

•	grants of stock options;

•	management bonuses;

•	key employee compensation awards;

•	employee bonuses;

•	changes in benefit plans;

•	terms of any compensation package in the event of early termination of the contract of any director who is an executive officer; and

•	severance programs.

5.	Review and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans.

6.	Review with management the Company’s compensation and benefits related to SEC reporting prior to filing or distribution. The Chair of the Committee may represent the entire Committee for purposes of this review.

Other Committee Responsibilities

7.	Review and reassess the adequacy of this Charter at least annually and submit this Charter to the Board for approval.

8.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

9.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

10.	Review and evaluate the performance of the Committee and the independence of its members at least annually.

PROXY SOLICITED FOR THE ANNUAL MEETING OF SHAREHOLDERS

OF INDEPENDENCE BANCSHARES, INC.

TO BE HELD ON MAY 15, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Gordon A. Baird and H. Neel Hipp, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Independence Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at The Poinsett Club, Greenville, South Carolina, on May 15, 2013 at 4:00 p.m. local time, and at any postponement or adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged.  These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, this proxy will be voted “FOR” Proposals 1-5 and 7, and for a frequency of three years for Proposal 6 listed below..  This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.  The undersigned also hereby ratifies all that the attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

1.

PROPOSAL ONE to elect seven nominees to serve on our board of directors.

Gordon A. Baird	A. Alexander McLean, III
Alvin G. Hageman	Keith Stock
John M. Helmers	Robert B. Willumstad
H. Neel Hipp, Jr.

☐

   FOR all nominees

    ☐

       WITHHOLD AUTHORITY

   listed (except as marked to

       to vote for all nominees

   the contrary)

(INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.)

2.

PROPOSAL TWO to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2012.

☐  FOR

☐ AGAINST

☐ ABSTAIN

3.

PROPOSAL THREE to approve an amendment to Article Three of our Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares.

☐  FOR

☐ AGAINST

☐ ABSTAIN

4.

PROPOSAL FOUR to approve the Independence Bancshares, Inc. 2013 Equity Incentive Plan.

☐  FOR

☐ AGAINST

☐ ABSTAIN

5.

PROPOSAL FIVE to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement (this is a non-binding advisory vote).

☐  FOR

☐ AGAINST

☐ ABSTAIN

6.

PROPOSAL SIX to approve the frequency of the vote on compensation of our named executive officers (this is a non-binding advisory vote).

☐    ONE YEAR       ☐    TWO YEARS       ☐   THREE YEARS       ☐   ABSTAIN

7.

PROPOSAL SEVEN to grant the chairperson of the meeting the authority to adjourn or postpone the meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the meeting to adopt the Amendment.

☐  FOR

☐ AGAINST

☐ ABSTAIN

8.

At their discretion upon such other matters as may properly come before the meeting.

Dated: ___________________________, 2013

Dated: ___________________________, 2013

______________________________________________
Signature of Shareholder(s)

______________________________________________
Signature of Shareholder(s)

______________________________________________
Please print name clearly

______________________________________________
Please print name clearly

Please sign exactly as name or names appear on your stock certificate.  Where more than one owner is shown on your stock certificate, each owner should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.